As filed with the Securities and Exchange Commission on April 27, 2004

Registration No. 333-114406

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST MIDWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

6021

(Primary Standard Industrial Classification Code Number)

Delaware	36-3161078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

FIRST MIDWEST CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

6719

(Primary Standard Industrial Classification Code Number)

Delaware	51-6553469
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o First Midwest Bancorp, Inc. 300 Park Blvd., Suite 400 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450	Michael L. Scudder Executive Vice President and Chief Financial Officer First Midwest Bancorp, Inc. 300 Park Blvd., Suite 400 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrants’ Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steven H. Shapiro, Esq. Executive Vice President and Corporate Secretary First Midwest Bancorp, Inc. 300 Park Blvd., Suite 400 P.O. Box 459 Itasca, Illinois 60143-9768	Jonathan A. Koff, Esq. Walter L. Draney, Esq. Chapman and Cutler LLP 111 West Monroe Street Chicago, Illinois 60603-4080

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-ii-

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2004

PROSPECTUS	First Midwest Bancorp, Inc.

FIRST MIDWEST CAPITAL TRUST I

OFFER TO EXCHANGE

SERIES B 6.95% CAPITAL SECURITIES

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

FOR ANY AND ALL OF ITS OUTSTANDING

SERIES A 6.95% CAPITAL SECURITIES

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED,

ON A SUBORDINATED BASIS, AS DESCRIBED IN THIS PROSPECTUS BY

FIRST MIDWEST BANCORP, INC.

First Midwest Capital Trust I, a Delaware statutory trust, is offering to exchange up to $125,000,000 aggregate liquidation amount of its Series B 6.95% capital securities for its outstanding Series A 6.95% capital securities, of which $125,000,000 are outstanding. We refer to the Series B capital securities in this prospectus as the exchange capital securities, and we refer to the Series A capital securities as the original capital securities.

As part of this exchange offer, First Midwest Bancorp, Inc. is also offering to exchange its guarantee of First Midwest Capital Trust I’s obligations under the original capital securities for a similar guarantee of First Midwest Capital Trust I’s obligations under the exchange capital securities. We refer to the guarantee of First Midwest Bancorp, Inc. under the original capital securities in this prospectus as the original guarantee; and we refer to the guarantee of the exchange capital securities in this prospectus as the exchange guarantee. Unless otherwise indicated, our discussion of the guarantee in this prospectus applies to both the original and exchange guarantee. Also as part of this exchange offer, First Midwest Bancorp, Inc. is offering to exchange up to $125,000,000 of its Series B 6.95% junior subordinated deferrable interest debentures for a similar amount of its Series A 6.95% junior subordinated deferrable interest debentures. We refer to the Series B debentures in this prospectus as the exchange debentures, and we refer to the Series A debentures as the original debentures. Unless otherwise indicated, our discussion of the debentures in this prospectus refers to both the original and exchange debentures.

The terms of the exchange capital securities, debentures and guarantee are the same as the terms of the original capital securities, debentures and guarantee except that:

•	the exchange capital securities, exchange debentures and exchange guarantee are registered under the Securities Act and do not have the same restrictions on transfer as the original securities;

•	the distribution rate on the exchange capital securities will not have the potential to increase; and

•	the interest rate on the exchange debentures will not have the potential to increase.

This prospectus and a transmittal letter describing the procedures for exchanging original capital securities for the exchange capital securities are first being mailed to all of the holders of the original capital securities on                     , 2004. The offer expires at 5:00 p.m., New York City time, on                     , 2004, unless extended.

There has been no public market for the exchange capital securities before this exchange offer. We do not intend to apply for a listing of the exchange capital securities on any national securities exchange or for quotation through The Nasdaq Stock Market.

You should carefully consider the “ Risk Factors” beginning on page 16 before deciding whether to exchange your original capital securities for exchange capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

First Midwest and the Trust have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the capital securities in any state where such offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front of this prospectus but the information may change after that date.

In this prospectus, the term “First Midwest” refers to First Midwest Bancorp, Inc., and, where the context requires, to First Midwest Bancorp, Inc. and its subsidiaries, First Midwest Bank and First Midwest Insurance Company. The term “the Trust” refers to First Midwest Capital Trust I. Unless the context otherwise requires, the terms “we,” “our” or “us” refer to First Midwest.

WHERE YOU CAN FIND MORE INFORMATION;

DOCUMENTS INCORPORATED BY REFERENCE

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” and in accordance therewith we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy any document we file at the SEC’s public reference facility in Washington, D.C. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits. You should refer to the registration statement, including the exhibits for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits, is on file at the offices of the SEC and may be inspected without charge.

First Midwest incorporates by reference into this prospectus the documents listed below and any future filings (including filings made after the date of this prospectus but prior to the termination of this offering) made by First Midwest with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended:

•	First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2003.

You may obtain a copy of these filings, at no cost, by writing or telephoning First Midwest at:

First Midwest Bancorp, Inc.

300 Park Blvd., Suite 400

Itasca, Illinois 60143-9768

(630) 875-7450

Attention: Corporate Secretary

References in this prospectus to this prospectus are deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently dated document incorporated by reference or in this prospectus modifies or supersedes the statement. Information that we file later with the SEC will automatically update the information incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information on our website and any other website which is referred to in this prospectus is not a part of this prospectus. Any person obtaining a copy of this prospectus may obtain without charge, upon written request, a copy of the documents incorporated by reference.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether to participate in the exchange offer. We urge you to read this entire prospectus carefully, including the information under the heading “Risk Factors” and the other documents to which we have referred you, including the documents incorporated by reference herein, prior to deciding whether to participate in the exchange offer.

First Midwest Bancorp, Inc.

First Midwest Bancorp, Inc. is a bank holding company headquartered in the Chicago suburb of Itasca, Illinois. First Midwest is one of Illinois’ largest publicly traded banking companies with assets of $6.9 billion at December 31, 2003. First Midwest operates two wholly-owned subsidiaries: First Midwest Bank and First Midwest Insurance Company.

First Midwest has responsibility for the overall conduct, direction, and performance of these subsidiaries. It provides advice and specialized services to the subsidiaries in various financial, operational, and administrative areas; establishes company-wide policies and procedures; and serves as a source of strength in providing capital and other resources as needed. Responsibility for the management of the subsidiaries rests with their respective boards of directors and officers.

At December 31, 2003, First Midwest Bank, an Illinois banking corporation, had $6.8 billion in total assets, $4.8 billion in total deposits, and operated approximately 66 banking offices in 49 communities, primarily in suburban metropolitan Chicago.

First Midwest Bank is engaged in commercial and retail banking and offers a broad range of lending, depository, and related financial services, including accepting deposits; commercial and industrial, consumer and real estate lending; collections; trust and investment management services; safe deposit box operations; and other banking services tailored for individual, commercial and industrial, and governmental customers. First Midwest Bank also provides an electronic banking center on the internet, which affords transactional capabilities for its customers and information about its products and services to the general public.

First Midwest Bank is comprised of two divisions, a sales division (structured along commercial and retail product lines) in five geographical regions and a centralized support division providing corporate, administrative and support services through various functional departments.

For more information about First Midwest and its subsidiaries, see “Selected Consolidated Financial Data”. Additional information concerning First Midwest is also included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Documents Incorporated by Reference.”

First Midwest Capital Trust I

First Midwest Capital Trust I is a statutory trust created under Delaware law. The Trust’s business and affairs are conducted by a property trustee, a Delaware trustee and the three individual administrative trustees, who are officers of First Midwest. The Trust exists for the exclusive purposes of:

•	issuing and selling the capital securities and the common securities;

•	using the proceeds from the sale of the capital securities and the common securities to acquire the 6.95% junior subordinated deferrable interest debentures due December 1, 2033 issued by First Midwest; and

•	engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the debentures will be the sole assets of the Trust, and payments under the debentures will be the sole revenues of the Trust.

First Midwest owns all of the common securities of the Trust.

Purpose of the Exchange Offer

On November 18, 2003, the Trust sold, in a private placement exempt from the registration requirements of the Securities Act of 1933, $125 million in aggregate liquidation amount of its Series A 6.95% Capital Securities (Liquidation Amount $1,000 per Capital Security), which we refer to in this prospectus as the “original capital securities.” Simultaneously with the private placement of the original capital securities, we and the Trust entered into a registration rights agreement with Keefe, Bruyette & Woods, Inc., Lehman Brothers Inc., Howe Barnes Investments, Inc., McDonald Investments Inc., Oppenheimer & Co. Inc., Raymond James & Associates, Inc., Sandler O’Neal & Partners, L.P. and Stifel, Nicolaus & Company, Incorporated, the initial purchasers of the original capital securities. Under the registration rights agreement, we and the Trust are required to use our reasonable best efforts to cause a registration statement for substantially identical capital securities to become effective within 210 days after the issuance of the original capital securities. We refer to the securities to be registered under this exchange offer registration as “exchange capital securities” in this prospectus. The exchange offer is intended to satisfy the Trust’s and our obligations under the registration rights agreement. After the exchange offer is complete, holders of the original capital securities will no longer be entitled to any exchange or registration rights with respect to their original capital securities.

Summary of the Exchange Offer

The Exchange Offer	We and the Trust are offering to exchange the exchange capital securities, which have been registered under the Securities Act, for your original capital securities, which were originally issued on November 18, 2003 in the initial offering. In order to be exchanged, an outstanding capital security must be properly tendered and accepted. All original capital securities that are validly tendered and not validly withdrawn will be exchanged. We and the Trust will issue exchange capital securities promptly after the expiration of the exchange offer.

Resales

We and the Trust believe that the exchange capital securities issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•        the exchange capital securities are being acquired in the ordinary course of your business;

•        you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange capital securities issued to you in the exchange offer; and

•        you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange capital securities issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange capital securities from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange capital securities in the exchange offer for its own account in exchange for original capital securities that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange capital securities. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange capital securities issued to it in the exchange offer for a period of up to 180 days after the date of this prospectus.

Record date	We mailed this prospectus and the related exchange offer documents to registered holders of original capital securities on , 2004.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, , 2004, unless we decide to extend the expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, including that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum liquidation amount of the original capital securities being tendered.

Procedures for tendering original capital securities

If you wish to tender your original capital securities for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

•        an original or a facsimile of a properly completed and duly executed letter of transmittal, which accompanies this prospectus, together with your original capital securities and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•        if the original capital securities you own are held of record by Cede & Co., as nominee of The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your original capital securities and update your account to reflect the issuance of the exchange capital securities to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

•        a timely confirmation of book-entry transfer of your original capital securities into the account of the exchange agent at DTC if you are effecting delivery of book-entry transfer, or

•        if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special procedures for beneficial owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of original capital securities that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or original capital securities in the exchange offer, you should contact the person in whose name the book-entry interests or original capital securities are registered promptly and instruct that person to tender on your behalf.

Guaranteed delivery procedures

If you wish to tender your original capital securities and:

•        time will not permit your original capital securities or other required documents to reach the exchange agent by the expiration date; or

•        the procedure for book-entry transfer cannot be completed on time;

you may tender your original capital securities by completing a notice of guaranteed delivery and complying with the guaranteed delivery procedures.

Withdrawal rights	You may withdraw the tender of your original capital securities at any time prior to 5:00 p.m., New York City time on , 2004.

Federal income tax considerations	We believe that the exchange of original capital securities will not be a taxable event for United States federal income tax purposes.

Use of proceeds	We will not receive any proceeds from the issuance of exchange capital securities pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange agent	Wilmington Trust Company is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Capital Securities

The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities, except that the exchange capital securities will be registered under the Securities Act. As a result, the exchange capital securities will not bear legends restricting their transfer and will not contain the registration rights and provisions for additional interest contained in the original capital securities. The exchange capital securities will be issued as were the original capital securities under the Amended and Restated Declaration of Trust of First Midwest Capital Trust I, dated as of November 18, 2003, relating to the Trust by and among us, as sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the administrative trustees, also referred to as the “declaration”. The exchange capital securities and any original capital securities that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken certain actions or exercised certain rights under the declaration. Unless the context otherwise requires, we use the term “capital securities” in this prospectus to collectively refer to the original capital securities and the exchange capital securities.

Securities Offered	$125,000,000 aggregate liquidation amount of 6.95% exchange capital securities (liquidation amount $1,000 per capital security).

Distributions	Holders of exchange capital securities are entitled to receive cumulative cash distributions at the annual rate of 6.95% of the liquidation amount of $1,000 per capital security. Distributions accumulate from November 18, 2003 and will be paid semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2004. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. In the event the exchange offer is consummated prior to the first record date, May 15, 2004, each exchange capital security will pay cumulative distributions from November 18, 2003 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after May 15, 2004, distributions will be paid on the original capital securities accumulated from November 18, 2003 to, but excluding June 1, 2004 and distributions will be paid on the exchange capital securities from June 1, 2004. The amount of each distribution will include amounts accumulated up to the date the distribution is due.

Deferral Periods

So long as no event of default under the indenture pursuant to which the debentures are issued has occurred and is continuing, we have the right, at one or more times, to defer interest payments on the debentures for up to 10 consecutive semi-annual periods. All deferrals will end on an interest payment date, and will not extend beyond December 1, 2033, the stated maturity date of the debentures.

If we defer interest payments on the debentures, the Trust will also defer distributions on the exchange capital securities. During this deferral period, the debentures will continue to accrue interest and the capital securities will continue to accumulate distributions. During a deferral period, you will also accumulate additional distributions at the annual rate of 6.95% on any accumulated and unpaid distributions, to the extent permitted by law. If the Trust defers your distributions, you will still be required to accrue interest income and include it in your gross income for federal income tax purposes, even if you are a cash basis taxpayer.

Ranking	Our obligations under the debentures are unsecured and subordinated to payment of our Senior Indebtedness, to the extent and in the manner set forth in the indenture, and will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries. At December 31, 2003, First Midwest had no Senior Indebtedness outstanding. Please refer to “Description of Junior Subordinated Debentures—Subordination of the Debentures.”

Guarantee

We will, on a subordinated basis, fully, irrevocably and unconditionally guarantee:

•      payment of distributions on the exchange capital securities;

•      payments on liquidation of the Trust; and

•      payments on maturity or earlier redemption of the exchange capital securities.

Our guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions and is only applicable to the extent the Trust has sufficient funds to pay the distributions. Our obligations under the guarantee are unsecured and are subordinated and junior to the payment of our Senior Indebtedness.

Distribution of Junior Subordinated Deferrable Interest Debentures

At any time, we will have the right, subject to receipt of any required regulatory approval, to liquidate the Trust and cause the debentures to be distributed to holders of exchange capital securities and common securities in liquidation of the Trust. The exchange debentures will have the same economic terms and conditions as the capital securities.

If we elect to liquidate the Trust and thereby cause the debentures to be distributed to holders of the exchange capital securities, we will have the same rights, subject to the receipt of any required regulatory approval, to redeem such debentures as if the debentures were held by the Trust.

In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust in which the debentures are not distributed to you, then you, as the holders of the exchange capital securities, will be entitled to receive for each exchange capital security, after satisfaction of creditors of the Trust, a liquidation amount of $1,000 plus accrued and unpaid distributions to the date of payment. The Trust will be able to make this distribution in cash only if the debentures are redeemed by us.

Maturity and Redemption	The debentures will mature on December 1, 2033, unless redeemed prior to such date. The Trust will redeem the capital securities when we pay the debentures at maturity or upon our earlier redemption of the debentures.

We may, at our option, redeem some or all of the debentures, at any time, subject to certain conditions. Such redemption right is referred to as an “Optional Redemption.” In addition, we may redeem the debentures at our option, in whole but not in part, at any time:

•      if certain tax events occur;

•      if there is a change in the Investment Company Act of 1940 that requires the Trust to register under that law; or

•      if there is a change in the way the capital securities are treated for regulatory capital purposes.

Redemption in connection with any of the foregoing is referred to as a “Special Event Redemption.”

We may have to obtain regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, before we redeem any debentures prior to maturity. The redemption price payable upon an Optional Redemption or a Special Event Redemption is equal to the greater of (1) 100% of the principal amount of the debentures, or (2) the sum, as determined by a quotation agent, of the present values of (a) the principal amount of the debentures to be redeemed, and (b) scheduled payments of interest from the redemption date to December 1, 2033, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate, plus in either case accrued and unpaid interest thereon to the date of redemption.

Use of Proceeds	The Trust invested all of the proceeds from the sale of its capital securities and common securities in our debentures. We used the net proceeds from the sale of the debentures, which were approximately $123.8 million, after deducting the initial purchasers’ commissions, to pay the consideration payable in connection with our acquisition of CoVest BancShares, Inc., which was completed on December 31, 2003, and for general corporate purposes. See “Use of Proceeds.”

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “ERISA Considerations.”

Voting Rights	As a holder of the exchange capital securities, you will have no voting rights, except in limited circumstances. See “Description of Capital Securities—Limited Voting Rights of Exchange Capital Security Holders; Modification and Amendment of the Declaration.”

Risk Factors	For a discussion of considerations relevant to an investment in the capital securities which should be carefully considered by you, please read “Risk Factors.”

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below are First Midwest’s consolidated ratio of earnings to fixed charges (inclusive and exclusive of interest on deposits) for each of the periods indicated:

	Year Ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges:(1)
Excluding interest on deposits	5.81	5.09	3.32	2.29	3.38
Including interest on deposits	2.51	2.10	1.60	1.43	1.56

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings represent net income before fixed charges. Fixed charges consist of interest on outstanding debt plus one-third (the proportion deemed representative of the interest factor) of operating lease expense.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated financial data of First Midwest should be read in conjunction with management’s discussion and analysis of First Midwest’s results of operations and financial condition and the consolidated financial statements of First Midwest, including the related notes, included in the documents incorporated herein by reference. The selected consolidated financial data as of and for the five years ended December 31, 2003 was derived from the audited consolidated financial statements of First Midwest, certain of which are incorporated by reference into this prospectus. Results for any past period are not necessarily indicative of results which may be expected for any future period. See “Where You Can Find More Information; Documents Incorporated by Reference.”

	Years ended December 31,
	2003	2002	2001	2000	1999
	(in thousands, except per share data and ratios)
Operating Results:
Net interest income	$209,754	$218,754	$204,380	$189,611	$192,664
Provision for loan losses	10,805	15,410	19,084	9,094	5,760
Noninterest income	77,207	66,531	68,076	61,960	58,237
Security gains (losses), net	2,988	460	790	1,238	97
(Losses) on early extinguishment of debt	(6,025)	—	—	—	—
Noninterest expense	149,452	148,052	145,356	144,416	149,809
Income tax expense	30,889	32,133	26,668	23,759	24,520
Net income	$92,778	$90,150	$82,138	$75,540	$70,909
Per Share Data:(1)
Basic earnings per share	$1.99	$1.88	$1.64	$1.47	$1.35
Diluted earnings per share	1.97	1.86	1.63	1.46	1.34
Cash dividends declared	0.79	0.70	0.65	0.59	0.53
Book value at period end	11.22	10.42	9.18	8.75	7.19
Market value at period end	32.43	26.71	29.19	23.00	21.20
Financial Ratios:
Return on average equity	18.28%	18.82%	17.89%	19.17%	17.39%
Return on average assets	1.50%	1.53%	1.43%	1.30%	1.34%
Net interest margin–tax equivalent(2)	3.99%	4.28%	4.10%	3.76%	4.24%
Dividend payout ratio	40.10%	37.63%	39.88%	40.55%	39.40%
Average equity to average asset ratio	8.19%	8.12%	7.99%	6.79%	7.71%
Tier 1 leverage ratio	8.49%	7.32%	7.43%	7.36%	7.19%
Risk-based tier 1 capital ratio	10.29%	9.93%	9.96%	10.51%	10.21%
Risk-based total capital ratio	11.41%	11.03%	11.08%	11.61%	11.32%
Balance Sheet Highlights:
Total assets	$6,906,658	$5,980,533	$5,667,919	$5,906,484	$5,511,588
Loans	4,059,782	3,406,846	3,372,306	3,233,196	2,962,487
Deposits	4,815,108	4,172,954	4,193,921	4,252,205	4,001,183
Subordinated debt-trust preferred securities	128,716	—	—	—	—
Stockholders’ equity	522,540	491,953	447,267	446,723	369,261
Average Balance Sheet Highlights:
Assets	$6,199,663	$5,901,898	$5,749,389	$5,807,108	$5,287,636
Earning assets	5,694,333	5,440,772	5,329,438	5,446,822	4,884,052
Loans	3,465,877	3,382,508	3,349,890	3,173,883	2,763,200
Deposits	4,336,197	4,213,974	4,170,899	4,116,040	4,018,846
Interest-bearing deposits	3,529,420	3,469,679	3,481,505	3,451,357	3,341,548
Borrowed funds	1,276,616	1,150,028	1,066,674	1,240,540	794,272
Subordinated debt-trust preferred securities	15,515	—	—	—	—
Stockholders equity	507,580	479,105	459,232	394,081	407,810

(1)	Per share data has been adjusted to reflect the 5-for-4 stock split which was paid in December 2001 and the 3-for-2 stock split which was paid in December 1999.

(2)	Net interest margin represents interest income as a percentage of average interest-earning assets.

RECENT DEVELOPMENTS

On April 21, 2004, First Midwest announced that its net income for first quarter ended March 31, 2004 increased by 6.3% on a per diluted share basis to $24.0 million, or $0.51 per diluted share, from 2003’s first quarter of $22.7 million, or $0.48 per diluted share. Performance for first quarter 2004 resulted in an annualized return on average assets of 1.42%, as compared to 1.53% for first quarter 2003, and an annualized return on average equity of 18.0%, as compared to 18.4% for first quarter 2003.

Net Interest Margin

First Midwest’s net interest income increased 9.1% to $56.9 million for first quarter 2004 as compared to $52.1 million for 2003’s first quarter. This increase was due to earning asset growth of $685.1 million from first quarter 2003, which was primarily due to the acquisition of CoVest Bancshares on December 31, 2003. Net interest margin for first quarter 2004 was 3.97%, down from 4.06% for first quarter 2003 and 4.01% for fourth quarter 2003.

Loan Growth and Funding

First Midwest’s total loans of $4.1 billion at March 31, 2004 were 19.6% higher than at March 31, 2003 and 1.4% higher than at December 31, 2003. This growth from first quarter 2003 was due primarily to the acquisition of $531 million in loans from CoVest on December 31, 2003. On a linked-quarter basis, corporate loans, consisting of commercial, real estate commercial and real estate construction lending, increased 2.4%. We remain optimistic about the prospects for commercial and real estate commercial loan growth over the balance of the year. The pipeline of loan proposals under review by First Midwest is up significantly compared with 2003.

Total deposits for first quarter 2004 were $4.8 billion, as compared to $4.2 billion at March 31, 2003. The 14.1% increase is primarily attributed to deposits obtained through the acquisition of CoVest. Total deposits were relatively unchanged on a linked-quarter basis.

Noninterest Income and Expense

First Midwest’s total noninterest income for first quarter 2004 was $17.4 million, a nominal decline of 2.1% from first quarter 2003. Excluding certain transactions, noninterest income increased 4.1%. In first quarter 2004, these transactions included security gains totaling $1.9 million and offsetting losses of $1.2 million from the early retirement of Federal Home Loan Bank advances, while in first quarter 2003, these transactions included the receipt of a $1.2 million litigation settlement and $0.5 million in gains realized from the sale of property. Noninterest income in 2004 reflected improved trust income and increased commissions earned from investment product sales offset by lower mortgage-related fee income. Service charge revenue increased in first quarter 2004 as compared to first quarter 2003 due to the CoVest

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acquisition, but this increase was offset by lower fees generated from accounts with insufficient funds and business deposit accounts.

Total noninterest expense for first quarter 2004 increased $3.4 million to $40.2 million, an increase of 9.1% from first quarter 2003. This increase was largely the result of greater expenses associated with operating the CoVest franchise, including higher employee-related expenses and increased net occupancy and equipment costs. First quarter 2004 expenses also included one-time costs of $650,000 attributed to the integration of CoVest and $491,000 of CoVest core deposit intangible amortization. First Midwest’s efficiency ratio was 50.5% for first quarter 2004, up from 49.2% for first quarter 2003 primarily due to these higher noninterest expenses. First Midwest expects this ratio to improve as it fully integrates CoVest’s operations in subsequent quarters.

Credit Quality

First Midwest’s level of overall credit quality improved, with nonperforming assets decreasing by 18.7% in the first quarter of 2004 as compared to year-end 2003. At March 31, 2004, nonperforming loans represented 0.45% of loans, compared with 0.57% at December 31, 2003, as $7.1 million of loans restructured in second quarter 2003 were returned to performing status. Nonperforming assets totaled $23.5 million at March 31, 2004, down from $28.9 million at December 31, 2003. Loans past due 90 days and still accruing totaled $7.0 million at March 31, 2004, up from $3.4 million as of December 31, 2003. This increase was due to a single manufacturing credit that First Midwest is working rigorously to remediate.

Net charge-offs for first quarter 2004 improved to 0.17% of average loans, a 41.4% reduction from 0.29% for first quarter 2003. Consumer credit costs showed continued improvement, which should be sustained for the balance of the year. The ratio of the reserve for loan losses to total loans as of March 31, 2004 was 1.38%, while the provision for loan losses exceeded net charge-offs. The reserve for loan losses at March 31, 2004 represented 303% of nonperforming loans, which represents the highest coverage ratio over the past four quarters.

Capital Management

As of March 31, 2004 First Midwest’s Total Risk Based Capital and Tier 1 Risk Based Capital ratios were 10.5% and 11.6%, respectively, exceeding the minimum “well capitalized” levels for regulatory purposes of 10.0% and 6.0%, respectively. First Midwest’s Tier 1 Leverage Ratio as of such date was 8.0%, again exceeding the regulatory minimum range of 3.0% - 5.0% required to be considered a “well capitalized” institution.

First Midwest continued to repurchase its common stock during first quarter 2004. It purchased 162,100 shares at an average price of approximately $32.95 per share funded by cash on hand. As of March 31, 2004, approximately 1.4 million shares remained under First Midwest’s existing repurchase authorization.

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RISK FACTORS

Your investment in the exchange capital securities involves certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer.

Because there is no public market for the exchange capital securities, you may not be able to resell your exchange capital securities.

The exchange capital securities will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange capital securities; or

•	the price at which the holders would be able to sell their exchange capital securities.

If a trading market were to develop, the exchange capital securities might trade at higher or lower prices than their principal amount or the purchase price of the original capital securities, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

We understand that the initial purchasers of the original capital securities currently make a market in the exchange capital securities. However, they are not obligated to do so, and any market-making activity with respect to the capital securities may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement (if any is filed). There can be no assurance that an active trading market will exist for the capital securities or that any trading market that does develop will be liquid.

In addition, any outstanding holder of capital securities who tenders in the exchange offer for the purpose of participating in a distribution of the exchange capital securities may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer” and “Plan of Distribution.”

We will not accept your capital securities for exchange if you do not follow the exchange offer procedures. We will issue exchange capital securities as part of this exchange offer only after a timely receipt of your outstanding capital securities, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding capital securities, please allow sufficient time to ensure timely delivery. If we do not receive your capital securities, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your capital securities for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding capital securities for exchange. If there are defects or irregularities with respect to your tender of capital securities, we will not accept your capital securities for exchange. If you fail to follow the exchange offer procedures, your capital securities will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding capital securities and the value of such capital securities may be diminished. We did not register the outstanding capital securities, nor do we intend to do so following the exchange offer. Outstanding capital securities that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding capital securities, you will lose your right to have your outstanding capital securities registered under federal securities laws. As a result, if you hold outstanding capital securities after the exchange offer, you may not be able to sell your outstanding capital securities. For more information, see “The Exchange Offer” and “Procedures for Tendering Original Capital Securities.”

First Midwest’s obligations under the debentures and the capital securities guarantee are subordinated.

First Midwest’s obligations under the debentures are unsecured and will rank junior in priority of payment to any “Senior Indebtedness,” as such term is defined in the indenture as described in “Description of Junior Subordinated Debentures—Subordination of the Debentures.” This means that First Midwest cannot make any payments of principal, including redemption payments, or interest on the debentures if it defaults on a payment on its Senior Indebtedness. In addition, if the maturity of the debentures is accelerated, then holders of Senior Indebtedness will be entitled to be paid in full before First Midwest makes any payment on the debentures. In the event of the bankruptcy, liquidation or dissolution of First Midwest, its assets would be available to pay obligations under the debentures only after all payments had been made on its Senior Indebtedness. At December 31, 2003, First Midwest had no Senior Indebtedness outstanding.

First Midwest’s obligations under the capital securities guarantee are unsecured and will rank in priority of payment:

•	junior to all of First Midwest’s other liabilities, except those liabilities made equal with or junior to the capital securities guarantee by their terms; and

•	senior to all of First Midwest’s capital stock now outstanding or issued in the future, including its common stock, and to any guarantee issued by it now or in the future in respect of its capital stock or the capital stock of any of its affiliates, including other trusts like the Trust.

This means that First Midwest cannot make any payments on the capital securities guarantee if it defaults on a payment of any of its other liabilities, except those liabilities made equal with or junior to the capital securities guarantee by their terms. In the event of the bankruptcy, liquidation or dissolution of First Midwest, its assets would be available to pay obligations under the capital securities guarantee only after all payments had been made on its other liabilities, except those liabilities made equal with or junior to the capital securities guarantee by their terms.

Neither the debentures nor the capital securities guarantee limit the ability of First Midwest and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the capital securities guarantee. In addition, there are limited restrictive covenants applicable to First Midwest in the indenture and the declaration.

For more information, see “Description of Junior Subordinated Debentures—Subordination of the Debentures” and “Description of the Capital Securities Guarantee—Status of the Capital Securities Guarantee; Subordination.”

Because First Midwest is a bank holding company, its sources of funds are limited.

First Midwest is a bank holding company and its operations are primarily conducted by its subsidiary, First Midwest Bank, which is subject to significant federal and state regulation. As a result, First Midwest’s ability to receive dividends or loans from its subsidiaries is restricted. At December 31, 2003, $218.9 million of the retained earnings of First Midwest Bank were available to pay dividends to First Midwest, without regulatory approval. Dividend payments by First Midwest Bank to First Midwest in the future will require generation of future earnings by First Midwest Bank and may require regulatory approval. Further, First Midwest’s right to participate in the assets of First Midwest Bank upon its liquidation, reorganization or otherwise, and the resulting ability of the holders of the capital securities to benefit indirectly from any participation, will be subject to the claims of First Midwest Bank’s creditors, which will take priority except to the extent First Midwest may be a creditor with a recognized claim.

Accordingly, the debentures will be subordinated to all existing and future liabilities of First Midwest’s subsidiaries, including the deposit liabilities of First Midwest Bank, and you should look only to First Midwest’s assets for payments on the debentures. As of December 31, 2003, First Midwest’s subsidiaries had deposits and other liabilities of approximately $6.3 billion.

The ability of the Trust to pay amounts due on the capital securities is dependent upon First Midwest making payments on the debentures.

The ability of the Trust to pay distributions and the redemption price and liquidation amount of the capital securities is solely dependent upon First Midwest making the related payments on the debentures when due. If First Midwest defaults on its obligation to pay principal (including redemption payments) or interest on the debentures, the Trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each capital security. In those circumstances, you will not be able to rely upon the capital securities guarantee for payment of these amounts because the capital securities guarantee covers payments only when the Trust has sufficient funds on hand but fails to make such payment.

Instead, you may:

•	seek legal redress against First Midwest directly or seek other remedies to collect your pro rata share of payments owed; or

•	rely on the property trustee to enforce the Trust’s rights under the debentures.

Recent accounting changes may give rise to a future regulatory capital event that would entitle the Trust to redeem the capital securities and may also reduce First Midwest’s consolidated Tier 1 capital ratio.

In January 2003, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”) that addresses the consolidation rules to be applied to “variable interest entities.” This was followed by a revision issued in December 2003, FASB Interpretation FIN46 (revised December 2003) (“FIN 46R”). The FASB also recently issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“FAS 150”), which provides accounting guidance for the appropriate financial reporting balance sheet classification of securities such as the capital securities. Currently, the FASB has exempted securities such as the capital securities from FAS 150 for an indefinite period.

FIN 46R was effective for First Midwest’s fiscal year ended December 31, 2003. Prior to the effective date of FIN 46 and FIN 46R, a trust that issued securities such as the capital securities was consolidated by its parent bank holding company, and such securities were presented either as debt or as minority interest in the consolidated financial statements. Under Federal Reserve rules, securities such as the capital securities were eligible to be treated as Tier 1 regulatory capital.

First Midwest has determined that the trust meets the FIN 46R definition of a variable interest entity, but that First Midwest is not the primary beneficiary of the trust. Accordingly, the trust is not consolidated in First Midwest’s financial statements and is accounted for under the equity method. As a result, the subordinated debentures issued by the Company to the trust are reflected in the Company’s Consolidated Statement of Condition as “Subordinated debt – trust preferred securities.” This treatment is being used by many bank holding companies that have issued similar securities.

Because of this general change in the financial reporting for such capital securities, there could be a change to the regulatory capital treatment of securities such as the capital securities issued by U.S. bank holding companies. Specifically, it is possible that the Federal Reserve may conclude that capital securities should not be treated as Tier 1 regulatory capital. If Tier 1 treatment were disallowed, then:

•	First Midwest would be able to redeem the capital securities pursuant to the special “Regulatory Capital Event” redemption described under “Description of Junior Subordinated Debentures—Optional Redemption Upon the Occurrence of a Special Event,” and

•	there would be a reduction in First Midwest’s consolidated Tier 1 capital ratio.

First Midwest’s ability to defer distributions has tax consequences for you and may affect the trading price of the capital securities.

So long as no event of default under the debentures has occurred and is continuing, First Midwest may, on one or more occasions, defer interest payments to the Trust on the debentures as described in this prospectus. See “Description of Junior Subordinated Debentures—First Midwest’s Option to Extend Interest Payment Date.” If First

Midwest defers interest payments on the debentures, the Trust will defer distributions on the capital securities to you during any deferral period.

If First Midwest defers interest payments on the debentures, you will be required to accrue interest income, as original issue discount in respect of the deferred stated interest allocable to your share of the capital securities for U.S. federal income tax purposes which will be allocated but not distributed to you. As a result, you will include such income in gross income for U.S. federal income tax purposes prior to the receipt of any cash distributions. In addition, you will not receive cash from the Trust related to such income if you dispose of your capital securities prior to the record date on which distributions of such amounts are made.

First Midwest does not currently intend to defer interest payments on the debentures. However, if First Midwest exercises its right to do so in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the capital securities during a deferral period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of First Midwest’s right to defer payments of interest on the debentures may mean that the market price for the capital securities may be more volatile than other securities that do not have this right.

See “Certain Federal Income Tax Considerations” for more information regarding U.S. federal income tax consequences relating to an investment in the capital securities.

Your return on the capital securities may be lower than the return on other investments if the capital securities are redeemed, and you may be required to reinvest the redemption proceeds at a lower interest rate.

Subject to receiving prior approval of the Federal Reserve, First Midwest may, at any time, redeem the debentures prior to their maturity. The Trust will use the cash it receives on any such redemption of the debentures to redeem an equivalent liquidation amount of the capital securities and the common securities on a pro rata basis, unless an event of default under the declaration has occurred and is continuing, in which case the capital securities will be redeemed before any common securities. If the Trust redeems your capital securities, there is a risk that the redemption amount paid to you may be less than the return you could earn on other investments for the same holding period. If redeemed, your investment in the capital securities may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Moreover, you should assume that First Midwest will exercise its redemption option when prevailing interest rates at the time are lower than the interest rate on the debentures, so that the redemption proceeds generally will not be able to be reinvested in a comparable security at as high a rate. See “Description of Capital Securities—Redemption of the Junior Subordinated Debentures.”

Distribution of debentures may have a possible adverse effect on trading price.

First Midwest has the right to dissolve the Trust at any time. If First Midwest dissolves the Trust, the Trust will be liquidated by distribution of the debentures to holders of the capital securities and the common securities. Under current U.S. federal income tax laws, a distribution of debentures to you upon the dissolution of the Trust would not be a taxable event to you.

First Midwest cannot predict the market prices for the debentures that may be distributed. Accordingly, the debentures that you receive on a distribution, or the capital securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the capital securities.

Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the capital securities. You should carefully review all the information regarding the debentures contained in this prospectus. See “Certain Federal Income Tax Considerations—Receipt of Debentures or Cash Upon Liquidation of the Trust.”

You will have limited voting rights.

You will have limited voting rights. In general, unless an event of default under the declaration has occurred and is continuing, only First Midwest may elect or remove any of the trustees, and in no event may holders of the capital securities remove the administrative trustees. See “The Trust” and “Description of Capital Securities—Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration.”

Enforcement of certain rights by you or on your behalf is limited.

Holders of capital securities will not be able, in most cases, to exercise directly remedies available to the holders of the debentures or to assert any other rights in respect of the debentures. Wilmington Trust Company will act as the guarantee trustee (the “Guarantee Trustee”) under the capital securities guarantee. Its ability to take action on your behalf as guarantee trustee is limited. This is because our capital securities guarantee guarantees distributions on the capital securities only to the extent the Trust receives payments on the debentures and, upon liquidation of the Trust, other assets to which holders of the capital securities are entitled. See “Description of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Capital Securities,” “—Debenture Events of Default” and “Description of the Capital Securities Guarantee.”

The capital securities are not insured.

Neither the Federal Deposit Insurance Corporation nor any other governmental agency has insured the capital securities, the debentures or any security offered by this prospectus.

Holders of capital securities will not be protected from potential highly leveraged transactions involving First Midwest.

The indenture provides that First Midwest may merge or consolidate with, or sell all or substantially all of its assets to, another person or entity so long as the successor person or entity expressly assumes First Midwest’s obligations under the indenture, there is no event of default under the indenture and certain other conditions are met. The indenture provisions do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving First Midwest that may adversely affect holders of the debentures.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the sale of the original capital securities, First Midwest and the Trust entered into a registration rights agreement with the initial purchasers, under which First Midwest and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that:

•	the exchange capital securities bear a series B designation and a different CUSIP number from the original capital securities;

•	the exchange capital securities have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

•	the holders of the exchange capital securities will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the distribution rate on the original capital securities in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is consummated.

We and the Trust are making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Division of Corporate Finance of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Division of Corporate Finance of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. For additional information regarding the positions of the SEC staff, see “Procedures for Tendering Original Capital Securities—Resales of Exchange Capital Securities.”

The exchange offer is not being made to, nor will we or the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such original capital securities and who desires to deliver such original capital securities by book-entry transfer at the DTC. In addition, the term “person” shall refer to a natural person or any legally existing entity.

Pursuant to the exchange offer, we will exchange as soon as practicable after the expiration date, our exchange guarantee for our original guarantee and our exchange debentures for our original debentures, in an aggregate principal amount corresponding to the aggregate liquidation amount of the original capital securities accepted for exchange. The exchange guarantee and the exchange debentures, like the exchange capital securities, have been registered under the Securities Act.

Terms of the Exchange Offer

We and the Trust hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $125,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or before the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, as soon as practicable after the expiration date, an aggregate liquidation amount of up to $125,000,000 of exchange capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 liquidation amount in excess thereof; provided, however, that if any original capital securities are tendered for exchange in part, the untendered liquidation amount of such original capital securities must be $100,000 or any integral multiple of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $125,000,000 aggregate liquidation amount of the original capital securities is outstanding.

Holders of original capital securities do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original capital securities which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and be entitled to the benefits of the declaration of trust, but will not be entitled to any further registration rights under the registration rights agreement.

If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under “Procedures for Tendering Original Capital Securities—Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “Procedures for Tendering Original Capital Securities—Fees and Expenses.”

While we have no present plan to acquire or file a registration statement for any original capital securities that holders do not tender in this exchange offer, we reserve the right to purchase or make offers for any original capital securities that remain outstanding after the offer expires or after we terminate it. We may do this in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers, including the consideration offered and paid, could differ from the terms of this exchange offer.

Expiration Date; Extensions; Amendments

The expiration date is 5:00 p.m., New York City time, on                     , 2004, unless we or the Trust extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

We and the Trust expressly reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

•	delay the acceptance of the original capital securities for exchange;

•	terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, if we determine that any of the events or conditions referred to under “Procedures for Tendering Original Capital Securities—Conditions to the Exchange Offer” have occurred or exist;

•	extend the expiration date of the exchange offer and retain all original capital securities tendered in the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under “Procedures for Tendering Original Capital Securities—Withdrawal Rights;” and

•	waive any condition or otherwise amend the terms of the exchange offer in any respect.

If the exchange offer is amended in a manner that we or the Trust determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, neither we nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	original capital securities or a book-entry confirmation of a book-entry transfer of original capital securities into the exchange agent’s account at DTC, including an agent’s message if the tendering holder has not delivered a letter of transmittal;

•	the letter of transmittal, or a facsimile, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

The term “book-entry confirmation” means a timely confirmation of a book-entry transfer of original capital securities into the exchange agent’s account at DTC. The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding capital securities that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

Subject to the terms and conditions of the exchange offer, we and the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the acceptance by us and the Trust of such original capital securities for exchange in the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust’s acceptance for exchange of original capital securities, or we and the Trust extend the exchange offer or are unable to accept for exchange or exchange original capital securities tendered in the exchange offer, then, without prejudice to our rights and the Trust’s rights set forth herein, the exchange agent may, nevertheless, on our behalf and on behalf of the Trust, and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities. Such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under “Procedures for Tendering Original Capital Securities—Withdrawal Rights.”

Pursuant to the letter of transmittal or agent’s message, a holder of original capital securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents we, the Trust or the exchange agent deem necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered pursuant to the exchange offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

Valid Tender

Except as set forth below, in order to validly tender original capital securities in the exchange offer, you must properly complete and duly execute a letter of transmittal, or facsimile of such letter, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message and any other required documents, and such letter or agent’s message must be received by the exchange agent at one of its addresses set forth under “—Exchange Agent.” In addition, you must do one of the following:

•	you must tender original capital securities to the exchange agent, and the exchange agent must receive the securities;

•	you must tender such original capital securities according to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an agent’s message if you have not delivered a letter of transmittal, must be received by the exchange agent, in each case on or before the expiration date; or

•	you must comply with the guaranteed delivery procedures set forth below.

If less than all of your original capital securities are tendered, you should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal, or so indicate in an agent’s message. The untendered liquidation amount of the original capital securities must be $100,000 or any integral multiple of $1,000 in excess thereof. We will deem the entire amount of original capital securities delivered to the exchange agent to have been tendered, unless you otherwise indicate.

The method of delivery of certificates, the letter of transmittal and all other required documents are at your risk, and we will deem delivery as made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail, return-receipt requested, properly insured, or an overnight delivery service. In all cases, you should allow sufficient time to ensure a timely delivery. Holders must not send a letter of transmittal or original capital securities to us or to the Trust. Holders may ask their respective brokers, dealers, commercial banks, trust companies or nominees to complete the transaction for them.

Any beneficial owner whose original capital securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, which we refer to as the “Medallion System,” unless the original capital securities tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any original capital securities, the original capital securities must be endorsed or accompanied by a properly completed stock power, signed by the registered holder as the registered holder’s name appears on the original capital securities with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any original capital securities or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original capital securities at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of original capital securities by causing DTC to transfer the original capital securities into the exchange agent’s account with respect to the original capital securities in accordance with DTC’s procedures for the transfer. Although delivery of the original capital securities may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original capital securities and (1) whose original capital securities are not immediately available, (2) who cannot deliver their original capital securities, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

•	the tender is made through a member firm of the Medallion System;

•	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the original capital securities and the liquidation amount of original capital securities tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after such notice is received by the exchange agent, the letter of transmittal or facsimile thereof together with the certificate(s) representing the original capital securities or a confirmation of book-entry transfer of the original capital securities into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

•	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered original capital securities in proper form for transfer or a confirmation of book-entry transfer of the original capital securities into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the date on which the notice of guaranteed delivery relating thereto is received by the exchange agent.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original capital securities according to the guaranteed delivery procedures set forth above.

Book-Entry Transfer

The exchange agent will establish an account with respect to the original capital securities at DTC for purposes of the exchange offer, as described under “Description of Capital Securities—Form of Capital Securities,” within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility system may make a book- entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent’s account at DTC in accordance with its procedures for transfers. However, although you may deliver original capital securities through book-entry transfer into the exchange agent’s account at DTC, you must properly complete, duly execute and deliver the letter of transmittal, or facsimile of such letter, with any required signature guarantees, or an agent’s message, and any other required documents, to the exchange agent at its address set forth under “—Exchange Agent” on or before the expiration date, or you must comply with the guaranteed delivery procedure set forth herein.

Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Determination of Validity

We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and our determination will be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under “—Conditions to the Exchange Offer” or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

The Trust’s and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. We will not deem any tender of original capital securities to have been validly made until all irregularities with respect to such tender have been cured or waived by us. None of First Midwest, the Trust, any affiliates or assigns of First Midwest or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

If any letter of transmittal, endorsement, stock power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless we and the Trust waive such requirement, you must submit proper evidence satisfactory to us and the Trust, in our sole discretion, of such person’s authority to so act.

If you are the beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact such entity promptly if you wish to participate in the exchange offer.

Resales of Exchange Capital Securities

We and the Trust are making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Division of Corporation Finance of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to this exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the remainder of this section, we and the Trust believe that exchange capital securities issued in this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, however, that such exchange capital securities are acquired in the ordinary course of such holder’s business, that such holder is not participating, and has no arrangement or understanding with any person to participate in, a distribution as defined in the Securities Act of such exchange capital securities and that such holder is not a broker-dealer. However, any holder of original capital securities who is an affiliate of First Midwest or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell under Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender such original capital securities in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities, unless such sale is made in an exemption from such requirements.

In addition, as described below, participating broker-dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange capital securities.

Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer must represent that:

•	it is not an affiliate of First Midwest or the Trust; any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of such exchange capital securities; and

•	if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of such exchange capital securities.

The letter of transmittal contains the foregoing representations. In addition, First Midwest and the Trust may require any holder, as a condition to such holder’s eligibility to participate in the exchange offer, to furnish to First Midwest and the Trust in writing information as to the number of “beneficial owners,” as defined in Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer.

Each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an agent’s message that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Based on the position taken by the staff of the SEC’s Division of Corporation Finance in the interpretive letters referred to above, First Midwest and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities, may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the original sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act. This prospectus may be the prospectus prepared for this exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, First Midwest and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for 180 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See “Plan of Distribution.” However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities must notify First Midwest or the Trust, or cause First Midwest or the Trust to be notified, on or before the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under “—Exchange Agent.”

Any person, including any participating broker-dealer, who is an affiliate of First Midwest or the Trust, may not rely on the foregoing interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We or the Trust will notify participating broker-dealers if any event occurs or if we discover any fact that makes any statement contained or incorporated by reference in this prospectus untrue in any material respect, or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference, in light of the circumstances under which they were made, not misleading. We or the Trust will also notify participating broker-dealers if certain other events occur, which are specified in the registration rights agreement. Each participating broker-dealer who surrenders original capital securities in the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an agent’s message that, upon receipt of such notice, it will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, under the terms of this prospectus until we have furnished or the Trust has furnished to the participating broker-dealer copies of a prospectus it has amended or supplemented to correct such misstatement or omission, or we have given or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed. If we give or the Trust gives such notice to suspend the sale of the exchange capital securities, the exchange guarantee or the exchange debentures, we shall extend the 180-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by a number of days equal to the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus or to and including the date on which we have given or the Trust has given notice that the sale of exchange capital securities, exchange guarantee or exchange debentures may be resumed.

Withdrawal Rights

Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original capital securities in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

•	specify the name of the person having deposited the original capital securities to be withdrawn;

•	identify the original capital securities to be withdrawn, including the certificate number(s) and liquidation amount of the original capital securities, or, in the case of original capital securities transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original capital securities were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original capital securities register the transfer of the original capital securities into the name of the person withdrawing the tender; and

•	specify the name in which any original capital securities are to be registered, if different from that of the person depositing the original capital securities to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any original capital securities so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange capital securities will be issued with respect thereto unless the original capital securities so withdrawn are validly retendered. Any original capital securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original capital securities may be retendered by following one of the procedures described above under “—Valid Tender” at any time prior to the expiration date.

Distributions on Exchange Capital Securities

Distributions on the exchange capital securities are payable semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2004, at the annual rate of 6.95% of the liquidation amount to the holders of the exchange capital securities on the relevant record dates. Distributions on the exchange capital securities will accumulate from November 18, 2003, the date of the initial issuance of the original capital securities or, if the exchange offer is consummated after May 15, 2004, distributions on the exchange capital securities will accumulate from June 1, 2004.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, First Midwest and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer, whether or not any original capital securities have previously been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

•	there shall occur a change in the current interpretation by the staff of the SEC that permits the exchange capital securities issued in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers and any holder which is an affiliate of First Midwest or the Trust, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that such exchange capital securities are acquired in the ordinary course of the holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of First Midwest or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

•	any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in First Midwest’s or the Trust’s judgment, would reasonably be expected to impair the ability of the Trust or First Midwest to proceed with the exchange offer;

•	a banking moratorium shall have been declared by United States federal or Illinois or New York state authorities which, in First Midwest’s or the Trust’s judgment, would reasonably be expected to impair the ability of the Trust or First Midwest to proceed with the exchange offer;

•	trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority which, in First Midwest’ or the Trust’s judgment, would reasonably be expected to impair the ability of the Trust or First Midwest to proceed with the exchange offer;

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated or, to the knowledge of First Midwest or the Trust, threatened for that purpose, or any governmental approval which either First Midwest or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained; or

•	any change in Federal Reserve guidelines for the eligibility of capital securities to qualify as Tier 1 regulatory capital (or its then equivalent) for purposes of capital adequacy guidelines of the Federal Reserve as then in effect and applicable to First Midwest.

If First Midwest or the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, they may, subject to applicable law, terminate the exchange offer or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, First Midwest and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or
Registered/Certified Mail:	Wilmington Trust Company
Attn: Alisha Clendaniel
Corporate Trust Operations
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

By Hand Prior to 4:30 p.m.,
New York City time:	Wilmington Trust Company
Attn: Alisha Clendaniel
Corporate Trust Operations
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Facsimile Transmission:	(302) 636-4145

For Information Telephone:	(302) 636-6470

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

First Midwest has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. First Midwest will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities.

Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Neither First Midwest nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

Shelf Registration Statement

If, because of any change in law or in the currently prevailing interpretations of the staff of the SEC, First Midwest and the Trust are not permitted to effect the exchange offer, or the Federal Reserve disallows Tier 1 regulatory capital treatment of capital securities to be issued in the exchange offer or for any reason the exchange offer registration statement is not declared effective within 210 days of the issue date, or in certain other circumstances (each, a “Shelf Registration Event”), then in addition to or in lieu of effecting the registration of the exchange capital securities pursuant to the exchange offer registration statement, First Midwest and the Trust will:

•	promptly deliver to the holders and the Property Trustee written notice of the Shelf Registration Event; and

•	at First Midwest’s sole expense,

–	promptly file a shelf registration covering resales of the capital securities, the capital securities guarantee and the debentures (the “Shelf Registration Statement”);

–	use their reasonable good faith efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

–	use their reasonable good faith efforts to keep the Shelf Registration Statement effective until the earlier of two years after the issue date or until all of the applicable capital securities, the capital securities guarantee and the debentures have been sold under the Shelf Registration Statement or otherwise cease to be registrable securities within the meaning of the registration rights agreement.

First Midwest will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the capital securities, the capital securities guarantee and the debentures has become effective and take certain other actions as are required to permit unrestricted resales of the capital securities, the capital securities guarantee and the debentures. A holder that sells capital securities, the capital securities guarantee and the debentures pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with any sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, each holder of capital securities will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their capital securities, capital securities guarantee and debentures included in the Shelf Registration Statement and to benefit from the provisions of the registration rights agreement.

Each capital security, the capital securities guarantee and each debenture contain a legend to the effect that the holder thereof, by its acceptance thereof, is deemed to have agreed to be bound by the provisions of the registration rights agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from First Midwest of the occurrence of any event which makes a statement in the prospectus which is part of the Shelf Registration Statement untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the registration rights agreement, such holder will suspend the sale of capital securities, the capital securities guarantee and the debentures pursuant to such prospectus until First Midwest has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or First Midwest has given notice that the sale of the capital securities, the capital securities guarantee and the debentures may be resumed, as the case may be.

If First Midwest has given such notice to suspend the sale of the capital securities, the capital securities guarantee and the debentures, it must extend the relevant period referred to above during which First Midwest and the Trust are required to keep effective the Shelf Registration Statement by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the capital securities, the capital securities guarantee and the debentures or to and including the date on which First Midwest has given notice that the sale of capital securities may be resumed, as the case may be.

Additional Distributions/Additional Interest

The occurrence of any of the following events will constitute a registration default under the registration rights agreement (each, a “Registration Default”):

•	if neither the exchange offer registration statement is filed with the SEC on or prior to the 150th day after the issue date nor a Shelf Registration Statement is filed with the SEC on or prior to the 45th day after a Shelf Registration Event; or

•	neither the exchange offer registration statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the 60th day after the applicable required filing date; or

•	if applicable, if the Trust has not exchanged exchange capital securities for all capital securities, or First Midwest has not accepted for exchange the debentures for the exchange debentures or the capital securities guarantee for the exchange guarantee, in accordance with the terms of the exchange offer on or prior to the 40th day after the date on which the exchange offer registration statement was declared effective; or

•	if applicable, the Shelf Registration Statement is declared effective but thereafter ceases to be effective at any time prior to the second anniversary of the issue date (other than after such time as all capital securities have been disposed of thereunder, otherwise cease to be registrable securities within the meaning of the registration rights agreement or an exchange offer has been consummated).

If a Registration Default occurs, then

•	additional distributions (the “Additional Distributions”) at the rate of 0.25% per annum will become payable on the capital securities, plus an additional 0.25% per year from and during any period in which the Registration Default has continued for more than 90 days, up to a maximum rate of 0.50% per year; and

•	additional interest (the “Additional Interest”) at the rate of 0.25% per annum will become payable on the debentures, plus an additional 0.25% per year from and during any period in which the Registration Default has continued for more than 90 days, up to a maximum rate of 0.50% per year;

commencing on the day after the Registration Default and ending upon the cure of such Registration Default.

Notwithstanding the foregoing, the rate of Additional Distributions on the liquidation amount of each of the capital securities may not exceed in the aggregate 0.50% per annum and the rate of Additional Interest on the principal amount of the debentures may not exceed in the aggregate 0.50% per annum. Following the cure of all Registration Defaults, if any, Additional Distributions on the liquidation amount of the capital securities and Additional Interest on the principal amount of the debentures shall cease to accrue.

Any amounts of Additional Interest and Additional Distributions due will be payable in cash on June 1 and December 1 of each year to the holders of record on the fifteenth day of the month preceding the month in which the relevant payment date falls.

In the event that First Midwest becomes eligible to conduct an exchange offer at a date after the Shelf Registration Statement has been declared effective, First Midwest may, but is not obligated to, commence an exchange offer on or after such date whereby the capital securities, capital securities guarantee and debentures may be exchanged for exchange capital securities, an exchange guarantee and exchange debentures, having the terms described above. After the consummation of such an exchange offer, First Midwest will no longer be obligated to maintain a Shelf Registration Statement in respect of any holder of capital securities or debentures which such holder could have received securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws through its participation in the exchange offer.

The registration rights agreement is governed by the laws of the State of New York. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

USE OF PROCEEDS

Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled. The net proceeds to the Trust from the offering of the original capital securities were approximately $124.9 million. All of the proceeds from the sale of capital securities, together with the proceeds of the common securities, were invested by the Trust in the debentures. First Midwest received estimated net proceeds (after deducting the initial purchasers’ commission but before offering expenses) of approximately $123.8 million from the sale of the debentures to the Trust. First Midwest used the net proceeds from the issuance of the debentures to pay the consideration payable in connection with the acquisition of CoVest BancShares, Inc. and for general corporate purposes.

ACCOUNTING AND REGULATORY TREATMENT

As discussed above under “Risk Factors,” recent accounting changes may give rise to a future regulatory capital event that would entitle the Trust to redeem the capital securities and may also reduce First Midwest’s consolidated Tier 1 capital ratio. FIN 46R changed the accounting treatment for trusts that issue capital securities and has led to First Midwest and other bank holding companies to treat the issuer trust as a variable interest entity which is not consolidated with the parent company for financial reporting purposes. Traditionally, issuer trusts used for issuing capital securities have been consolidated by their parent companies.

Because FIN 46 and FIN46R have required a general change in the financial reporting of the issuer trusts used for issuing capital securities there could be a change to the regulatory capital treatment of capital securities issued by U.S. bank holding companies. Specifically, it is possible that the Federal Reserve may conclude that the capital securities should not be treated as Tier 1 regulatory capital. If Tier 1 treatment were disallowed, then there would be a reduction in First Midwest’s consolidated Tier 1 capital.

First Midwest treats the capital securities as Tier 1 regulatory capital for bank regulatory purposes. If the capital securities were not treated as Tier 1 regulatory capital, on a pro forma basis using figures as of December 31, 2003, First Midwest’s Tier 1 capital ratio would decline from 10.29% to 7.72%, its leverage ratio would decline from 8.49% to 6.37% and its risk adjusted total capital ratio would be unchanged at 11.41%. These reduced pro forma capital ratios would continue to meet the applicable Federal Reserve requirements for “well capitalized” status.

THE TRUST

The Trust is a statutory trust formed under Delaware law pursuant to a declaration of trust, and the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 6, 2003.

The Trust exists for the exclusive purposes of:

•	issuing and selling the capital securities and common securities, which represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds from the sale of the capital securities and common securities in the debentures; and

•	engaging in only those other activities necessary, advisable or incidental thereto.

The Trust does not have any independent business operations or any assets, revenues or cash flows other than those related to the issuance and administration of the capital securities.

The debentures are the sole assets of the Trust and payments under the debentures are the sole revenues of the Trust. All of the common securities are owned directly by First Midwest. The common securities rank equal to, and payments thereon will be made pro rata with, the capital securities, except that upon the occurrence and during the continuance of an event of default under the declaration the rights of First Midwest as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the capital securities. See “Description of Capital Securities—Subordination of Common Securities.” First Midwest acquired common securities in a liquidation amount equal to 3% of the total capital of the Trust at the time of issuance of the original capital securites. The Trust has a term of 31 years, but may terminate earlier as provided in the declaration.

The Trust’s business and affairs are conducted by trustees appointed by First Midwest as the direct holder of the common securities. The trustees are Wilmington Trust Company as the Property Trustee, Wilmington Trust Company as the Delaware Trustee and three individual trustees, who are employees of First Midwest, as administrative trustees (as “Administrative Trustees”). The Property Trustee, the Delaware Trustee and the Administrative Trustees are sometimes referred to in this prospectus collectively as the “Issuer Trustees.” Wilmington Trust Company also acts as Indenture Trustee under the capital securities guarantee and the indenture (the “Indenture Trustee”). See “Description of the Capital Securities Guarantee” and “Description of Junior Subordinated Debentures.”

The holder of the common securities or, if an event of default under the declaration has occurred and is continuing, the holders of not less than a majority in liquidation amount of the capital securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the capital securities have the right to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the common securities. The duties and obligations of each trustee are governed by the declaration.

First Midwest will pay directly all fees, expenses, debts and obligations (other than the common securities and the capital securities) related to the Trust, including all ongoing costs, expenses and liabilities of the Trust.

The principal executive office of the Trust is First Midwest Capital Trust I, c/o First Midwest Bancorp, Inc., 300 Park Blvd., Suite 400, P.O. Box 459, Itasca, Illinois 60143-9768.

DESCRIPTION OF CAPITAL SECURITIES

The terms of the exchange capital securities are identical in all material respects to the terms of the original securities, except that:

•	the original capital securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the registration rights agreement;

•	the exchange capital securities will not provide for any increase in the distribution rate; and

•	the exchange debentures will not provide for any increase in the interest rate.

The exchange capital securities will be issued under the terms of the declaration. The exchange capital securities represent beneficial ownership interests in the Trust and holders of the capital securities will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the capital and common securities, which are sometimes referred to in this prospectus collectively as the “trust securities,” or liquidation of the Trust. See “—Subordination of Common Securities” below. The declaration has been qualified under the Trust Indenture Act of 1939, as amended. The following description of the material terms and provisions of the capital securities is not complete and is subject to, and is qualified in its entirety by reference to, the declaration and the Trust Indenture Act. Certain capitalized terms used herein are defined in the declaration.

General Description of the Capital Securities

The capital securities are limited to $125,000,000 aggregate liquidation amount at any one time outstanding, including original capital securities and exchange capital securities that may be issued in exchange for original capital securities in the exchange offer. The original capital securities and the exchange capital securities will, when issued, rank equal to, and payments are or will be, as applicable, made pro rata with, common securities except as described under “—Subordination of Common Securities” below. Legal title to the debentures is held by the Property Trustee in trust for the benefit of the holders of the capital securities and the common securities. Unless otherwise indicated, the following description applies to both the exchange and original capital securities. The original capital securities guarantee and the exchange capital securities guarantee, when issued, will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See “Description of the Capital Securities Guarantee.”

Semi-annual Distributions on the Capital Securities

The Trust will make distributions on the capital securities on a cumulative basis. Distributions will accumulate from the date of issuance of the capital securities and be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2004, at the annual rate of 6.95% of the liquidation amount to the holders of the capital securities on the relevant record dates. The record dates will be the fifteenth day of the month which precedes the month in which the relevant Distribution Date (as defined below) falls. In the event the exchange offer is consummated prior to the first record date, May 15, 2004, each exchange capital security will pay cumulative distributions from November 18, 2003 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after May 15, 2004, distributions will be paid on the original capital securities accumulated from November 18, 2003 to, but excluding June 1, 2004 and distributions will be paid on the exchange capital securities from June 1, 2004. The amount of each distribution with respect to exchange capital securities will include amounts accrued to, but excluding the date the distribution is due. The amount of distributions payable to holders for any period is computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, on the basis of the actual number of days elapsed in such month. In the event that any date on which distributions on the capital securities are payable is not a Business Day (defined below), payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of the distribution subject to delay), in each case, with the same force and effect as if made on the scheduled payment date (each date on which distributions are payable in accordance with the foregoing, a “Distribution Date”).

A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law, executive order or regulation to close or a day on which the Corporate Trust Office of the Property Trustee or the Corporate Trust Office of the Debenture Trustee is closed for business.

So long as no Debenture Event of Default (as defined under “Description of Junior Subordinated Debentures – Debenture Events of Default”) has occurred and is continuing, First Midwest may, pursuant to the indenture, elect to defer payments of interest on the debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an “Extension Period”), provided that no Extension Period may end on a day other than an interest payment date on the debentures or extend beyond December 1, 2033, the stated maturity date of the debentures. Upon any such election, semi-annual distributions on the capital securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the capital securities are entitled during any such Extension Period will continue to accumulate with additional distributions thereon at the rate per annum of 6.95% thereof, compounded semi-annually during any such Extension Period (to the extent permitted by applicable law). The term “distributions” includes any such additional distributions.

Upon the termination of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, First Midwest may elect to begin a new Extension Period. First Midwest must give the Property Trustee, the Administrative Trustees, the Delaware Trustee and the Debenture Trustee under the indenture notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of:

•	the date the distributions on the capital securities would have been payable except for the election to begin or extend such Extension Period; and

•	the date the Trust is required to give notice of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date.

There is no limitation on the number of times that First Midwest may elect to begin an Extension Period. See “Description of Junior Subordinated Debentures—First Midwest’s Option to Extend Interest Payment Date” and “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

During any Extension Period, First Midwest may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

•	make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of its debt securities (including Other Debentures as defined under “Description of Junior Subordinated Debentures—General Description of the Junior Subordinated Debentures”) that rank equal with or junior in right of payment to the debentures; or

•	make any guarantee payments with respect to any guarantee by it of any securities of any of its subsidiaries (including Other Guarantees as defined under “Description of the Capital Securities Guarantee—Status of the Capital Securities Guarantee; Subordination”) if such guarantee ranks equal with or junior in right of payment to the debentures:

provided, however, that the foregoing limitation does not apply to:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock;

•	any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the capital securities guarantee;

•	as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of its capital stock or the exchange or conversion of one class, or series of its capital stock for another class or series of its capital stock;

•	the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange of such capital stock or the security being converted or exchanged; and

•	purchases of common stock related to the issuance of common stock or rights under any of its benefit plans for its directors, officers or employees or its dividend reinvestment plan.

Although First Midwest may in the future exercise its option to defer payments of interest on the debentures, First Midwest has no current intention to exercise such option.

The revenue of the Trust available for distribution to holders of the capital securities is limited to payments under the debentures in which the Trust invested the proceeds from the issuance and sale of the trust securities. See “Description of Junior Subordinated Debentures—General Description of the Junior Subordinated Debentures.” If First Midwest does not make interest payments on the debentures, the Property Trustee will not have funds available to pay distributions on the capital securities. The payment of distributions (if and to the extent the Trust has funds on hand legally available for the payment of such distributions) is guaranteed by First Midwest on a limited basis as set forth herein under “Description of the Capital Securities Guarantee.”

Redemption of the Junior Subordinated Debentures

Upon First Midwest’s repayment on the stated maturity date or redemption in whole or in part prior to the stated maturity date of the debentures (other than following the distribution of the debentures to the holders of the trust securities), the proceeds from such redemption or prepayment shall be simultaneously applied by the Property Trustee to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’ notice of such redemption, at the applicable redemption price, which shall be equal to:

•	in the case of the repayment of the debentures on the stated maturity date, the principal of and accrued and unpaid interest on the debentures;

•	in the case of an Optional Redemption of the debentures, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the debentures as such term is defined under “Description of Junior Subordinated Debentures—Optional Redemption.”); and

•	in the case of a Special Event Redemption of the debentures upon the occurrence and continuation of a Special Event (as defined under “Description of Junior Subordinated Debentures—Optional Redemption Upon the Occurrence of a Special Event”), the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the debentures as such term is defined under “Description of Junior Subordinated Debentures—Optional Redemption Upon the Occurrence of a Special Event”).

See “Description of Junior Subordinated Debentures—Optional Redemption” and “—Optional Redemption Upon the Occurrence of a Special Event”). If less than all of the debentures are to redeemed on a redemption date, then the proceeds of such redemption shall be allocated to the redemption pro rata of the capital securities and the common securities.

“Like Amount” means:

•	with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of debentures to be paid in accordance with their terms; and

•	with respect to a distribution of debentures upon the liquidation of the Trust (as described below), debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed.

Subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, First Midwest has the option to redeem the debentures:

•	in whole or in part, at any time, at the applicable Optional Prepayment Price; and

•	in whole but not in part, upon the occurrence of a Special Event, at the Special Event Prepayment Price.

Liquidation of the Trust and Distribution of Debentures

First Midwest has the right at any time to dissolve the Trust and cause the debentures to be distributed to the holders of the trust securities in liquidation of the Trust. Such right is subject to the receipt of any required regulatory approval, including the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

Upon liquidation of the Trust and certain other events, the debentures may be distributed to holders of capital securities. For a description of the tax consequences under the Internal Revenue Code, as currently in effect, associated therewith, see “Certain Federal Income Tax Considerations—Receipt of Debentures or Cash Upon Liquidation of the Trust.”

The Trust shall automatically dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of First Midwest or the Trust;

•	the distribution of a Like Amount of the debentures to the holders of the trust securities, if First Midwest, as sponsor of the Trust, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of First Midwest);

•	the redemption of all of the trust securities as described under “—Redemption of the Junior Subordinated Debentures” above;

•	the expiration of the term of the Trust; or

•	the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction.

If a dissolution occurs as described above except through redemption of all of the trust securities, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the trust securities a Like Amount of the debentures. In such an event, such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of the holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If upon the Trust’s liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the capital securities and the common securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the capital securities shall have a priority over the common securities. See “—Subordination of Common Securities” below.

After the liquidation date is fixed for any distribution of debentures to holders of the trust securities:

•	the trust securities will no longer be deemed to be outstanding;

•	each registered global certificate, if any, representing trust securities and held by DTC or its nominee will be exchanged for a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

•	any certificates representing trust securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such trust securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon First Midwest will issue to such holder, and the Debenture Trustee (as defined under “Description of Junior Subordinated Debentures”) will authenticate, a certificate representing such debentures.

There can be no assurance as to the market prices for the capital securities or the debentures that may be distributed in exchange for the trust securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the capital securities that an investor may purchase, or the debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

In the event of redemption, the trust securities shall be redeemed by the Trust at the applicable redemption price with the proceeds from the contemporaneous prepayment or redemption of the debentures. Any redemption of trust securities by the Trust shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the Trust has funds legally available for the payment of such applicable redemption price. See also “—Subordination of Common Securities” below.

If the Trust gives a notice of redemption in respect of the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the capital securities held by DTC or its nominees, the Property Trustee will pay or cause the paying agent for the capital securities (the “Paying Agent”) to pay the applicable redemption price to DTC. See “—Form of Capital Securities” below. With respect to the capital securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the capital securities funds sufficient to pay or cause the Paying Agent to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities. See “Description of Junior Subordinated Debentures—Payment and Paying Agents.” Distributions payable on or prior to the redemption date shall be payable to the holders of such capital securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of deposit, all rights of holders of any capital securities so called for redemption will cease, except the right of the holders of those capital securities to receive the applicable redemption price, but without interest, and such capital securities will cease to be outstanding. In the event that any redemption date is not a Business Day, then payment of the applicable redemption price payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by First Midwest pursuant to the capital securities guarantee as described under “Description of the Capital Securities Guarantee,” (a) distributions on capital securities called for redemption will accumulate on the redemption price at the then applicable rate, from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid and (b) the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Notice of any redemption will be given by the Trust by mail at least 30 days but not more than 60 days prior to the redemption date to each holder of trust securities at its registered address. Unless First Midwest defaults in payment of the applicable prepayment price on, or in the repayment of, the debentures, on and after the redemption date, distributions will cease to accrue on the trust securities called for redemption.

Subject to applicable law (including, without limitation, U.S. federal securities law and the regulations of the Federal Reserve), First Midwest or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the capital securities and the common securities, as applicable, shall be made pro rata based on the liquidation amount of the capital securities and common securities; provided, however, that if a Debenture Event of Default shall have occurred and be continuing on any Distribution Date or redemption date, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption or liquidation of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or prior thereto or, in the case of capital securities called for redemption on a redemption date on or prior thereto, the full amount of the redemption price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

In the case of any Event of Default (as defined below), First Midwest, as holder of the common securities, will be deemed to have waived any right to act with respect to such Event of Default until the effect of the Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the capital securities and not on behalf of First Midwest as holder of the common securities, and only the holders of the capital securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

The occurrence of a Debenture Event of Default (see “Description of Junior Subordinated Debentures—Debenture Events of Default”) constitutes an “Event of Default” under the declaration.

Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the capital securities, the Administrative Trustees and First Midwest, as sponsor of the Trust, unless the Event of Default has been cured or waived. First Midwest, as sponsor of the Trust, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the declaration.

If a Debenture Event of Default has occurred and is continuing, the capital securities shall have a preference over the common securities as described under “—Liquidation of the Trust and Distribution of Debentures” and “—Subordination of Common Securities” above.

Removal of Issuer Trustees

Unless a Debenture Event of Default has occurred and is continuing, First Midwest, as the holder of the common securities may remove any Issuer Trustee at any time. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in First Midwest as the holder of the common securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration.

Merger or Consolidation of Issuer Trustees

Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the declaration, provided such person shall be otherwise qualified and eligible.

Merger, Consolidation or Sale of Assets of the Trust

The Trust may not merge or convert with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of First Midwest, as sponsor of the Trust, with the consent of the Administrative Trustees but without the consent of the holders of the capital securities, merge or convert with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

•	such successor entity either:

–	expressly assumes all of the obligations of the Trust with respect to the capital securities; or

–	substitutes for the capital securities other securities having substantially the same terms as the capital securities (the “Successor Securities”) so long as the Successor Securities rank the same as the capital securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	First Midwest expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the debentures;

•	the capital securities or any Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the capital securities are then listed or quoted, if any;

•	any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities (including any Successor Securities) to be downgraded by any nationally-recognized statistical rating organization;

•	any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any Successor Securities) in any material respect (other than any dilution of such holders’ interests in the new entity);

•	such successor entity has a purpose substantially identical to that of the Trust;

•	before any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, First Midwest has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

–	any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any Successor Securities) in any material respect (other than any dilution of such holders’ interests in the new entity); and

–	following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	First Midwest or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the capital securities guarantee.

Notwithstanding the foregoing, the Trust may not consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it, if it would cause the Trust or the successor entity not to be classified as a grantor trust for U.S. federal income tax purposes.

Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration

Except as provided below and under “—Merger, Consolidation or Sale of Assets of the Trust” above and “Description of the Capital Securities Guarantee—Amendments and Assignment” and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

The declaration may be amended from time to time by First Midwest, the Property Trustee and the Administrative Trustees, without the consent of the holders of the trust securities:

•	to cure any ambiguity, correct or supplement any provisions in the declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration, which shall not be inconsistent with the other provisions of the declaration;

•	to modify, eliminate or add to any provisions of the declaration to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act;

•	to modify, eliminate or add to any provisions of the declaration to such extent as shall be necessary to enable the Trust and First Midwest to conduct an exchange offer in the manner contemplated by the registration rights agreement; or

•	to make any changes that could provide additional rights and benefits to holders of the trust securities or that does not adversely affect the legal rights of any holder of the trust securities;

so long as any such amendment does not adversely affect in any material respect the interests of the holders of the trust securities. Any amendments of the declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the trust securities. The declaration may be amended by the Issuer Trustees and First Midwest with the consent of holders representing a majority in liquidation amount of all outstanding trust securities if the Issuer Trustees receive an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act.

Notwithstanding the foregoing, the declaration may not be amended without the consent of each holder of trust securities, to (1) change the amount or timing of any Distribution or other payment on the trust securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the trust securities as of a specified date or (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any debentures are held by the Property Trustee, the Issuer Trustees will not, without obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the debentures;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the debentures; or

•	consent to any amendment, modification or termination of the indenture or the debentures, where such consent is required unless the Trust shall have received an opinion of an independent tax counsel experienced in such matters to the effect that such modification will not cause more than an insubstantial risk that for U.S. federal income tax purposes the Trust will not be classified as a grantor trust; provided, however, that where a consent under the indenture would require the consent of each holder of debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the capital securities.

The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of capital securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of such holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.

Any required approval of holders of capital securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the declaration.

No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the declaration.

Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by First Midwest or any affiliate of First Midwest shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form of Capital Securities

The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form (“Global Capital Securities”).

The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for capital securities in certificated form except in the limited circumstances described under “—Exchange of Book-Entry Capital Securities for Certificated Capital Securities” below.

The transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures. DTC has advised the Trust and First Midwest that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (collectively, the “Participants”) deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Trust and First Midwest believe to be reliable, but neither the Trust nor First Midwest takes responsibility for the accuracy thereof.

DTC has advised the Trust and First Midwest that, pursuant to procedures established by it:

•	upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the liquidation amount of the Global Capital Securities; and

•	ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

Purchases of the Global Capital Securities must be made directly through DTC if they are Participants in such system or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Capital Security, including those held through Euroclear or Clearstream will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the capital securities, see “—Exchange of Book-Entry Capital Securities for Certificated Capital Securities.”

Except as described below, owners of interests in the Global Capital Securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders thereof under the declaration for any purpose.

Payments in respect of a Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the declaration. Under the terms of the declaration, the Property Trustee will treat the persons in whose names the capital securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trust, First Midwest, the Property Trustee nor any agent thereof has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect

Participant’s records relating to the beneficial ownership interests in the Global Capital Securities; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Trust and First Midwest that its current practice, upon receipt of any payment in respect of securities such as the capital securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of capital securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or First Midwest. None of the Trust, First Midwest or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the capital securities, and the Trust or First Midwest and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. DTC will effect cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, in accordance with DTC’s rules on behalf of Euroclear or Clearstream as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Capital Security by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day of Euroclear or Clearstream following DTC’s settlement date.

DTC has advised the Trust and First Midwest that it will take any action permitted to be taken by a holder of capital securities, including the presentation of capital securities for exchange as described below, only at the direction of one or more Participants to whose account interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate liquidation amount of the capital securities as to which such Participant or Participants has or have given the direction. Also, if there is an Event of Default under the declaration, DTC reserves the right to exchange the Global Capital Securities for capital securities in certificated form and to distribute such capital securities to its Participants in accordance with its customary procedures.

DTC or its nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented by the Global Capital Securities for all purposes under the declaration so long as DTC or its nominee is the registered owner of the Global Capital Securities.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, First Midwest or the Property Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

A Global Capital Security is exchangeable for capital securities in registered certificated form which are referred to as certificated capital securities, if:

•	DTC notifies the Trust and First Midwest that it:

–	is unwilling or unable to continue as depositary for the Global Capital Securities and the Trust and First Midwest fail to appoint a successor depositary within 90 days; or

–	has ceased to be a clearing agency registered under the Exchange Act and the Trust and First Midwest fail to appoint a successor depositary within 90 days;

•	the Trust and First Midwest in their sole discretion elects to cause the issuance of the capital securities in certificated form; or

•	there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the declaration.

In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated capital securities upon request by DTC, but only upon at least 20 days’ prior written notice given to the Property Trustee in accordance with DTC’s customary procedures. In all cases, certificated capital securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denomination, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment on the Capital Securities

Payments in respect of the capital securities held in global form shall be made to DTC, as the depositary for the Global Capital Securities, which shall credit the accounts of Participants at DTC on the applicable Distribution Dates, or in respect of the capital securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and First Midwest. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee, the Administrative Trustees and First Midwest. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and First Midwest) to act as Paying Agent.

Registrar and Transfer Agent

The Property Trustee will act as registrar, transfer agent and exchange agent for the capital securities.

Registration of transfers of the capital securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any capital securities after they have been called for redemption.

Information Concerning the Property Trustee

The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the declaration and, during the existence of an Event of

Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the declaration or is unsure of the application of any provision of the declaration, and the matter is not one on which holders of the capital securities or the common securities are entitled under the declaration to vote, then the Property Trustee shall take such action as is directed by First Midwest and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The declaration and the capital securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association or a publicly-traded partnership taxable as a corporation for U.S. federal income tax purposes, and so that the debentures will be treated as indebtedness of First Midwest for U.S. federal income tax purposes. In this connection, First Midwest and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the declaration, that First Midwest and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

Holders of the trust securities have no preemptive or similar rights.

The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The original debentures were, and the exchange debentures will be, issued under the terms of an indenture, as supplemented from time to time, between First Midwest and Wilmington Trust Company, as trustee (the “Debenture Trustee”). The indenture has been qualified under the Trust Indenture Act. Unless otherwise indicated, the following description applies to both the exchange and original debentures. The following description of the material terms and provisions of the debentures and the indenture is not complete and, where reference is made to particular provisions of the indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the indenture and the Trust Indenture Act.

General Description of the Junior Subordinated Debentures

Concurrently with the issuance of the capital securities, the Trust invested the proceeds thereof, together with the consideration paid by First Midwest for the common securities, in debentures issued by First Midwest. The debentures bear interest at the annual rate of 6.95% of the principal amount thereof, payable, subject to the right of First Midwest to defer interest payments on the debentures, semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2004, to the persons in whose name the debentures are registered at the close of business on the regular record date for the interest payment date. The regular record date is the fifteenth day of the month which precedes the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the trust securities. The amount of interest payable to holders for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such month. In the event that any date on which interest is payable on the debentures falls on a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, (without any interest or other payment in respect of the distribution subject to delay), in each case with the same force and effect as if made on the scheduled payment date. Accrued interest that is not paid on the applicable interest payment date (as described above) will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 6.95% thereof, compounded semi-annually.

The term “interest,” as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date and Additional Sums (as defined below), as applicable.

The original debentures will mature on December 1, 2033, unless redeemed prior thereto in accordance with the terms discussed below.

The debentures rank equal to all other junior subordinated debentures to be issued by First Midwest pursuant to an indenture with substantially similar subordination terms (“Other Debentures”), which will be issued and sold (if at all) to other trusts to be established by First Midwest (if any), in each case similar to the Trust (“Other Trusts”) are unsecured and rank subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all Senior Indebtedness of First Midwest. See “—Subordination of the Debentures” below. First Midwest is a non-operating holding company and almost all of the operating assets of First Midwest and its consolidated subsidiaries are owned by its subsidiaries. First Midwest relies primarily on dividends from such subsidiaries to meet its obligations. First Midwest is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of First Midwest’s income are dividends and interest from its banking subsidiary. First Midwest Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, First Midwest and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to First Midwest by First Midwest Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because First Midwest is a holding company, the right of First Midwest to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent First Midwest may itself be recognized as a creditor of that subsidiary. Accordingly, the debentures are effectively subordinated to all existing and future liabilities, including deposits, of First Midwest’s subsidiaries, and holders of debentures should look only to the assets of First Midwest for payments on the debentures. The indenture does not limit the incurrence or issuance of secured or unsecured debt of First Midwest, including Senior Indebtedness. See “—Subordination of the Debentures” below.

Form, Registration and Transfer

If the debentures are distributed to the holders of the trust securities, the debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such debentures are expected to be substantially similar to those in effect for the capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Description of Capital Securities—Form of Capital Securities.”

Payment and Paying Agents

Payment of principal of and premium, if any, and any interest on debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as First Midwest may designate from time to time, except that at the option of First Midwest payment of any interest may be made (except in the case of debentures in global form),

•	by check mailed to the address of the person entitled thereto as such address shall appear in the register for debentures; or

•	by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received prior to the relevant record date.

Payment of any interest on any debenture will be made to the person in whose name the debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. First Midwest may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, First Midwest is at all times be required to maintain a Paying Agent in each place of payment for the debentures.

Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by First Midwest in trust, for the payment of the principal of and premium, if any, or interest on any debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of First Midwest, be repaid to it and the holder of the debenture shall thereafter look, as a general unsecured creditor, only to First Midwest for payment thereof.

First Midwest’s Option to Extend Interest Payment Date

So long as no Debenture Event of Default has occurred and is continuing, First Midwest may, pursuant to the indenture, defer payments of interest on the debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided, however, that no Extension Period may end on a day other than an interest payment date or extend beyond the stated maturity date. At the end of an Extension Period, First Midwest must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 6.95%, compounded semi-annually during such Extension Period, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the debentures have been distributed to holders of the trust securities, holders of debentures (or holders of the trust securities while trust securities are outstanding) will be required to accrue interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. See “Certain Federal Income Tax Considerations—Interest Income and Original Issue Discount.”

During any Extension Period, First Midwest may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including any Other Debentures) that rank equal to or junior in right of payment to the debentures; or

•	make any guarantee payments with respect to any guarantee by it of any securities of any of its subsidiaries (including Other Guarantees) if such guarantee ranks equal to or junior in right of payment to the debentures;

provided, however, that the foregoing restriction does not apply to the following:

•	dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of its common stock;

•	any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the capital securities guarantee;

•	as a direct result of and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of its capital stock or exchange or conversion of one class or series of its capital stock for another class or series of its capital stock;

•	the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	purchases of common stock related to the issuance of common stock or rights under any of its benefit plans for its directors, officers or employees or its dividend reinvestment plan.

Upon the termination of any Extension Period and the payment of all amounts then due on any interest payment date, First Midwest may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but First Midwest may prepay, at any time, all or a portion of the interest accrued during an Extension Period. First Midwest must give the Property Trustee, the Administrative Trustees and the Debenture Trustee written notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of the date the distributions on the trust securities would have been payable except for the election to begin or extend such Extension Period, or the date the Administrative Trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. If the Trust is no longer the holder of the debentures at the time of an election by First Midwest of an Extension Period (or an extension thereof), First Midwest must give the holders of the debentures and the Debenture Trustee written notice at least 10 Business Days prior to the earlier of the next interest payment date on the debentures or the date First Midwest is required to give notice to any national securities exchange of the record or payment date of such interest payment date.

The Debenture Trustee shall give notice of First Midwest’s election to begin or extend a new Extension Period to the holders of the capital securities. There is no limitation on the number of times that First Midwest may elect to begin an Extension Period.

Optional Redemption

The debentures are redeemable, in whole or in part, at any time, subject to First Midwest having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the “Optional Prepayment Price”) equal to the greater of:

•	100% of the principal amount of such debentures, plus accrued and unpaid interest thereon to the date of prepayment; or

•	the sum, as determined by a Quotation Agent (as defined below), of the present values of the principal amount of the debentures to be redeemed, together with scheduled payments of interest from the redemption date to the stated maturity date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus any accrued and unpaid interest thereon to the date of such redemption.

Optional Redemption Upon the Occurrence of a Special Event

If a Special Event shall occur and be continuing, First Midwest may at any time prior to the stated maturity date, within 90 days after the occurrence of the Special Event, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, redeem the debentures in whole (but not in part), at a prepayment price (the “Special Event Prepayment Price”) equal to the greater of:

•	100% of the principal amount of such debentures, plus accrued and unpaid interest thereon to the date of prepayment; or

•	the sum, as determined by a Quotation Agent (as defined below), of the present values of the principal amount of the debentures to be redeemed, together with scheduled payments of interest from the redemption date to the stated maturity date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus any accrued and unpaid interest thereon to the date of such redemption.

“Special Event” means a Tax Event, an Investment Company Act Event or a Regulatory Capital Event, as the case may be.

“Tax Event” means the receipt by First Midwest and the Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the debentures, there is more than an insubstantial risk that:

•	the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the debentures;

•	interest payable by First Midwest on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by First Midwest, in whole or in part, for U.S. federal income tax purposes; or

•	the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by First Midwest and the Trust of an opinion of independent counsel having a recognized federal tax and securities law practice to the effect that, as a result of a change in law or regulation or as a result of a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulating authority, there is more than an insubstantial risk that the Trust is, or will be, considered an “investment company” that is required to be registered under the Investment Company Act.

“Regulatory Capital Event” means the receipt by First Midwest of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the debentures, there is more than an insubstantial risk that First Midwest will not be entitled to treat the capital securities (or any substantial portion thereof) as Tier 1 regulatory capital (or its then equivalent) for purposes of capital adequacy guidelines of the Federal Reserve as then in effect and applicable to First Midwest; provided, however, that the distribution of the debentures in connection with a termination of the Trust by First Midwest shall not in and of itself constitute a Regulatory Capital Event.

A Regulatory Capital Event would include any change in Federal Reserve guidelines for the eligibility of capital securities to qualify as Tier 1 regulatory capital in light of recent accounting changes affecting the criteria for consolidation of variable interest entities such as the Trust (as described in FIN 46) and the appropriate financial reporting balance sheet classification of capital securities (as described in FAS 150).

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently-published Federal Reserve statistical release designated “H.15(519)” on the Federal Reserve’s website at www.federalreserve.gov, or any successor publication which is published weekly by the Federal Reserve, and which establishes yields on actively-traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity date corresponding to the stated maturity date (if no maturity date is within three months before or after the stated maturity date, yields for the two published maturities most closely corresponding to the stated maturity date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus in each case (A) 0.25% with respect to the Optional Prepayment Price, and (B) 1.70% with respect to the Special Event Prepayment Price relating to a Tax Event or an Investment Company Event and (C) 1.45% with respect to the Special Event Prepayment Price relating to a Regulatory Capital Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity date corresponding to the stated maturity date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the stated maturity date. If no U.S. Treasury security has a maturity date which is within three months before or after the stated maturity date, the two most closely corresponding U.S. Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

“Quotation Agent” means the Reference Treasury Dealer appointed by First Midwest.

“Reference Treasury Dealer” means:

•	Lehman Brothers Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), First Midwest shall substitute therefor another Primary Treasury Dealer, and

•	any other Primary Treasury Dealer selected by First Midwest.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

•	if such release (or any successor release) is not published or does not contain such prices on such Business Day;

–	the average of five Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; or

–	if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless First Midwest defaults in payment of the redemption price, on and after the prepayment date interest ceases to accrue on such debentures called for redemption.

Additional Sums

If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, First Midwest will pay as additional amounts on the debentures such amounts as shall be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities and common securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Restrictions on Certain Payments

First Midwest has agreed that if any of the following events have occurred:

•	a Debenture Event of Default;

•	any event of which First Midwest has actual knowledge that:

–	is, or with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default; and

–	in respect of which First Midwest shall not have taken reasonable steps to cure;

•	First Midwest is in default with respect to its payment of any obligations under the capital securities guarantee; or

•	First Midwest has given notice of its election of an Extension Period, or any extension thereof, and any such extension shall be continuing;

then First Midwest will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of First Midwest’s capital stock (which includes common and preferred stock),

•	make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities issued by First Midwest (including other Debentures) that rank equal to or junior in right of payment to the debentures, or

•	make any guarantee payments with respect to any guarantee by First Midwest of any securities of any subsidiary of First Midwest (including Other Guarantees) if such guarantee ranks equal to or junior in right of payment to the debentures.

However, the foregoing limitation does not apply to:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of common stock of First Midwest;

•	any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the capital securities guarantee;

•	as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of First Midwest’s capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock;

•	the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	purchases of common stock related to the issuance of common stock or rights under any of First Midwest’s benefit plans for its directors, officers or employees or any of its dividend reinvestment plans.

Other Obligations

First Midwest has also agreed:

•	to maintain 100 percent ownership of the common securities of the Trust; provided, however, that any permitted successor of First Midwest under the indenture may succeed to First Midwest’s ownership of the common securities;

•	to use its reasonable efforts to cause the Trust;

–	to remain a statutory trust, except in connection with the distribution of debentures to the holders of trust securities in liquidation of the Trust, the redemption of all of the trust securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of the Trust; and

–	to otherwise continue to be treated as a grantor trust and not to be classified as an association taxable as a corporation or a partnership for U.S. federal income tax purposes; and

•	to use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the debentures.

Debenture Events of Default

The indenture provides that any one or more of the following events with respect to the debentures constitutes a “Debenture Event of Default” (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	failure for 30 days to pay any interest on the debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

•	failure to pay any principal or premium, if any, on the debentures, when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

•	failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice to First Midwest from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of debentures; or

•	certain events in bankruptcy, insolvency or reorganization of First Midwest.

The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The exchange debentures and any original debentures that remain outstanding after the consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount have taken certain actions or exercised certain rights under the indenture. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

The holders of a majority in aggregate outstanding principal amount of the debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture.

The indenture requires the annual filing by First Midwest with the Debenture Trustee of a certificate as to the absence of certain defaults under the indenture.

The indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the debentures (except a Debenture Event of Default in payment of principal of or premium, if any, or interest on the debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Capital Securities

If a Debenture Event of Default shall have occurred and be continuing and such event shall be attributable to the failure of First Midwest to pay interest or premium, if any, on, or principal of, the debentures on the due date, a holder of capital securities may directly institute a proceeding against First Midwest with respect to the debentures for enforcement of payment. First Midwest may not amend the indenture to remove the foregoing right of a holder of capital securities to bring direct action against First Midwest without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments made to a holder of capital securities by First Midwest in connection with a direct action, First Midwest shall remain obligated to pay the principal of or premium, if any, or interest on the debentures, and First Midwest shall be subrogated to the rights of the holder of such capital securities with respect to payments on the capital securities to the extent of any payments made by First Midwest to such holder in any direct action.

The holders of the capital securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there shall have been an Event of Default under the declaration. See “Description of Capital Securities—Events of Default; Notice,”

Consolidation, Merger or Sale of Assets of First Midwest

The indenture provides that First Midwest shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into First Midwest or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to First Midwest, unless:

•	in case First Midwest consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes First Midwest’s obligations on the debentures;

•	immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

•	certain other conditions as prescribed in the indenture are met.

The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving First Midwest that may adversely affect holders of the debentures.

Modification of the Indenture

From time to time First Midwest and the Debenture Trustee may, without the consent of the holders of debentures, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling First Midwest and the Trust to conduct the exchange offer discussed under the caption “Exchange Offer”; provided that any such action does not materially adversely affect the interest of the holders of debentures. The indenture contains provisions permitting First Midwest and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the debentures, to modify the indenture in a manner affecting the rights of the holders of debentures; provided, however, that no such modification may, without the consent of the holders of each outstanding debenture affected:

•	extend the stated maturity date;

•	reduce the principal amount of the debentures or reduce the rate or extend the time of payment of interest thereon; or

•	reduce the percentage of principal amount of debentures the holders of which are required to consent to any such modification of the indenture.

In addition, First Midwest and the Debenture Trustee may execute, without the consent of any holder of debentures, any supplemental indenture for the purpose of creating any Other Debentures.

Satisfaction and Discharge of the Indenture; Defeasance

The indenture provides that when, among other things, all debentures not previously delivered to the Debenture Trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity within one year; and

•	First Midwest deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity date, as the case may be;

then the indenture will cease to be of further effect (except as to First Midwest’s obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein), and First Midwest will be deemed to have satisfied and discharged the indenture. First Midwest will also be deemed to have discharged the indenture if:

•	First Midwest deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge each installment of principal, interest and premium, if any, on the debentures on the dates such installments are due;

•	if the debentures are then listed on any national securities exchange, First Midwest delivers an opinion of counsel to the effect that such discharge will not cause the debentures to be delisted;

•	no default or event of default on the debentures has occurred or is continuing; and

•	First Midwest delivers an opinion of counsel to the effect that the holders of the debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge.

Subordination of the Debentures

In the indenture, First Midwest has covenanted and agreed that any debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any termination, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of First Midwest, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Senior Indebtedness before the holders of debentures will be entitled to receive or retain any payment in respect thereof.

In the event of the acceleration of the maturity of debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Senior Indebtedness before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

No payments on account of principal or premium, if any, or interest, if any, in respect of the debentures may be made if any of the following events shall have occurred and be continuing:

•	a default in any payment with respect to Senior Indebtedness;

•	an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof; or

•	If any judicial proceeding pending with respect to any such default.

“Indebtedness” shall mean:

•	every obligation of First Midwest for money borrowed;

•	every obligation of First Midwest evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of First Midwest with respect to letters of credit, bankers’ acceptances or similar facilities issued for its account;

•	every obligation of First Midwest issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of First Midwest;

•	all indebtedness of First Midwest whether incurred on or prior to the date of the indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, First Midwest has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Indebtedness Ranking on a Parity with the Debentures” shall mean Indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not senior to the debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of First Midwest. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.

“Indebtedness Ranking Junior to the Debentures” shall mean any Indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or senior to the debentures (and any other Indebtedness Ranking on a Parity with the Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of First Midwest. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.

“Senior Indebtedness” shall mean all Indebtedness whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

First Midwest is a holding company and almost all of the operating assets of First Midwest are owned by First Midwest’s subsidiaries. First Midwest relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. First Midwest is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of First Midwest’s income are dividends and interest from First Midwest Bank. First Midwest Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, First Midwest and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent First Midwest and such other affiliates from borrowing from First Midwest Bank unless the loans are secured by various types of collateral. In addition, payment of dividends to First Midwest by First Midwest Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the debentures will be effectively subordinated to all existing and future liabilities, including deposits, of First Midwest’s subsidiaries. Holders of debentures should look only to the assets of First Midwest for payments of principal of and premium, if any, and interest on the debentures.

The indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by First Midwest. First Midwest expects from time to time to incur additional indebtedness constituting Senior Indebtedness. At December 31, 2003, First Midwest had no Senior Indebtedness outstanding.

Governing Law

The indenture and the debentures are governed by, and construed in accordance with, the internal laws of the State of Illinois.

Information Concerning the Debenture Trustee

Following the exchange offer, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an Indenture Trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEE

Set forth below is a summary of the information concerning the original capital securities guarantee; which was executed and delivered by First Midwest concurrently with the issuance by the Trust of the original capital securities for the benefit of the holders from time to time of the original capital securities. An exchange capital securities guarantee with terms substantially identical to the original capital securities guarantee will be executed and delivered by First Midwest concurrently with the issuance of the exchange capital securities. Unless otherwise indicated, the following description applies to both the exchange and original capital securities guarantees. Wilmington Trust Company acts as indenture trustee (“Guarantee Trustee”) under the capital securities guarantee. The capital securities guarantee has been qualified under the Trust Indenture Act. The following description of the material provisions of the capital securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the capital securities guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the capital securities guarantee for the benefit of the holders of the capital securities.

Terms of the Capital Securities Guarantee

Under the capital securities guarantee, First Midwest irrevocably agrees to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The capital securities guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions and is only applicable to the extent the Trust has sufficient funds to pay the distributions. The following payments with respect to the capital securities, to the extent not paid by or on behalf of the Trust (the “Guarantee Payments”), are subject to the capital securities guarantee:

•	any accumulated and unpaid distributions required to be paid on capital securities, to the extent the Trust has funds on hand legally available therefor;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the debentures to holders of the capital securities or the redemption of all of the capital securities), the lesser of:

–	the Liquidation Distribution to the extent the Trust has funds legally available therefor; and

–	the amount of assets of the Trust remaining available for distribution to holders of capital securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

First Midwest’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by First Midwest to the holders of the capital securities or by causing the Trust to pay such amounts to such holders.

First Midwest has, through the capital securities guarantee, the declaration, the debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the capital securities. See “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Capital Securities Guarantee.”

Status of the Capital Securities Guarantee; Subordination

The capital securities guarantee constitutes an unsecured obligation of First Midwest and ranks subordinate and junior in right of payment in full of all Senior Indebtedness to the same extent and in the same manner as the debentures. The capital securities guarantee ranks equal to the debentures, to any most senior preferred stock of First Midwest, to all other guarantees (if any) to be issued by First Midwest with respect to capital securities (if any) to be issued by Other Trusts (“Other Guarantees”) and constitutes an unsecured obligation.

Because First Midwest is a holding company, the right of First Midwest to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent First Midwest itself may be recognized as a creditor of that subsidiary.

Accordingly, First Midwest’s obligations under the capital securities guarantee effectively are subordinated to all existing and future liabilities, including deposits, of First Midwest’s subsidiaries, and claimants should look only to the assets of First Midwest for payments thereunder. See “Description of Junior Subordinated Debentures—General Description of the Junior Subordinated Debentures.” The capital securities guarantee does not limit the incurrence or issuance of other secured or unsecured debt of First Midwest, including Senior Indebtedness, whether under the indenture, any other indenture that First Midwest may enter into in the future or otherwise. First Midwest expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

The capital securities guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against First Midwest to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against any other person or entity). The capital securities guarantee is held for the benefit of the holders of the capital securities. The capital securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the capital securities of the debentures.

Events of Default; Enforcement of the Capital Securities Guarantee

An Event of Default under the capital securities guarantee will occur upon the failure of First Midwest to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, First Midwest shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the capital securities guarantee.

Any holder of the capital securities may institute a legal proceeding directly against First Midwest to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

First Midwest, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not First Midwest is in compliance with all the conditions and covenants applicable to it under the capital securities guarantee.

Obligations of First Midwest

Under the capital securities guarantee, First Midwest has agreed that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under the capital securities guarantee or the declaration, then First Midwest will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of First Midwest’s capital stock (which includes common and preferred stock);

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of First Midwest (including any Other Debentures) that rank equal to or junior in right of payment to the debentures; or

•	make any guarantee payments with respect to any guarantee by First Midwest of any securities of any subsidiary of First Midwest (including Other Guarantees) if such guarantee ranks equal to or junior in right of payment to the debentures.

However, the foregoing limitation does not apply to:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of First Midwest;

•	any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the capital securities guarantee;

•	as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of First Midwest’s capital stock or the exchange or conversion of one class or series of First Midwest’s capital stock for another class or series of First Midwest’s capital stock;

•	the purchase of fractional interests in shares of First Midwest’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchases of common stock related to the issuance of common stock or rights under any of First Midwest’s benefit plans for its directors, officers or employees or a dividend reinvestment plan.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no consent of the holders of the capital securities will be required), the capital securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. The manner of obtaining any such approval is as set forth under “Description of Capital Securities—Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration.” All guarantees and agreements contained in the capital securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of First Midwest and shall inure to the benefit of the holders of the capital securities then outstanding.

Termination of the Capital Securities Guarantee

The capital securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of the capital securities;

•	full payment of the liquidation amount payable upon liquidation of the Trust; or

•	distribution of the debentures to the holders of the capital securities.

The capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, other than during the occurrence and continuance of a default by First Midwest in performance of the capital securities guarantee, undertakes to perform only such duties as are specifically set forth in the capital securities guarantee and, after default with respect to the capital securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the capital securities guarantee at the request of any holder of capital securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

Governing Law

The capital securities guarantee is governed by, and construed in accordance with, the internal laws of the State of Illinois.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,

THE JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEE

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the Trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by First Midwest as and to the extent set forth under “Description of the Capital Securities Guarantee.” Taken together, First Midwest’s obligations under the debentures, the indenture, the declaration and the capital securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the capital securities. The Trust will not have sufficient funds to make the related payments, including distributions, on the capital securities if First Midwest does not make the required payments on the debentures. The capital securities guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. The obligations of First Midwest under the capital securities guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

•	the aggregate principal amount or prepayment price of the debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the capital securities and common securities;

•	the interest rate and interest and other payment dates on the debentures matches the distribution rate and distribution and other payment dates for the capital securities;

•	First Midwest shall pay for all and any costs, expenses and liabilities of the Trust except the Trust’s obligations to holders of trust securities under such trust securities; and

•	the declaration provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes of the Trust.

Enforcement of Rights of Holders of Capital Securities

A holder of any capital security may institute a legal proceeding directly against First Midwest to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the capital securities guarantee trustee, the Trust or any other person or entity.

A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on debentures would constitute an Event of Default under the declaration.

Limited Purpose of the Trust

The capital securities represent beneficial ownership interests in the Trust, and the Trust was created for the sole purpose of issuing and selling the trust securities, using the proceeds from the sale of the trust securities to acquire the debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination of the Trust

Unless the debentures are distributed to holders of the trust securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See “Description of Capital Securities—Liquidation of the Trust and Distribution of Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of First Midwest, the Property Trustee, as holder of the debentures, would be a subordinated creditor of First Midwest, subordinated in right of payment to all Senior Indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and premium, if any, and interest, before any shareholders of First Midwest receive payments or distributions. Since First Midwest is the guarantor under the capital securities guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust’s obligations to the holders of its trust securities), the positions of a holder of capital securities and a holder of debentures relative to other creditors and to stockholders of First Midwest in the event of liquidation or bankruptcy of First Midwest are expected to be substantially the same.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

In the opinion of Chapman and Cutler LLP, special federal income tax counsel to First Midwest and the Trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities of the Trust held as capital assets by an owner who purchases such capital securities upon initial issuance at the first price at which a substantial amount of the capital securities was sold. It does not deal with special classes of owners such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons who hold the capital securities as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction” or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons who have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of an owner of capital securities. Further, it does not include any description of any federal alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the capital securities. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of tax counsel is not binding on the Internal Revenue Service or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS and, if challenged, that such a challenge would not be successful.

Classification of the Debentures as Indebtedness

In connection with the issuance of the debentures, tax counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the debentures will be classified for U.S. federal income tax purposes as indebtedness. First Midwest, the Trust and the owners of the capital securities (by acceptance of a beneficial interest in a capital security) will agree to treat the debentures as indebtedness for all U.S. federal income tax purposes.

Classification of the Trust as a Grantor Trust

In connection with the issuance of the capital securities, tax counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each owner of capital securities generally will be considered the owner of an undivided interest in the debentures, and each owner will be required to include in its gross income any interest (or OID) accrued with respect to its allocable share of those debentures.

Interest Income and Original Issue Discount

All of the capital securities were first sold at a discount to the aggregate liquidation amount and, consequently, the debentures were sold by First Midwest to the Trust for an amount that is less than the amount payable upon the maturity of the debentures. However, the difference between the first price at which all of the capital securities (and consequently the debentures) were sold and the amount payable upon the maturity of the debentures is de minimis under the Code (the amount of such difference referred to as “de minimis OID”) and thus, the amount of OID is considered to be zero. For this reason, neither the debentures nor the capital securities will be considered to be issued with OID. The de minimis OID is required to be included in income in proportion to principal payments made and is generally treated as capital gain.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID or constitutes a contingent payment obligation. First Midwest believes that the likelihood of its exercising its option to defer payments of interest is “remote” because exercising that option would prevent First Midwest from declaring dividends on any class of its equity securities. Accordingly, First Midwest intends to take the position, based on the advice of tax counsel, that the debentures will not be considered to be issued with OID (and does not constitute a contingent payment obligation) and, accordingly, stated interest on the debentures generally will be taxable to an owner as ordinary income at the time it is paid or accrued in accordance with such owner’s method of tax accounting.

Under the Regulations, if First Midwest exercises its option to defer payments of interest, the debentures will at that time be treated as issued with OID, and all stated interest on the debentures will thereafter be treated as OID as long as the debentures remain outstanding. In that event, all of an owner’s taxable interest income with respect to the debentures will thereafter be accounted for on an economic accrual basis regardless of the owner’s method of tax accounting, and actual distributions of stated interest will not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though First Midwest would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest were determined not to be “remote,” the debentures would be treated as having been originally issued with OID. In such event, all of an owner’s taxable interest income with respect to the debentures would be accounted for on an economic accrual basis regardless of the owner’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. If First Midwest’s option to extend any payment on the debentures were further considered an unconditional option within the meaning of the Regulations, OID would also accrue over the term of the debentures on a constant yield basis. First Midwest believes that its option to extend the interest payment period on the debentures is not an unconditional option within the meaning of the Regulations.

The Regulations concerning “remote” contingencies and unconditional options have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to tax counsel’s interpretation.

Because income on the capital securities will constitute interest or OID, corporate owners of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

Market Discount

If the capital securities are treated for U.S. federal income tax purposes as representing an undivided interest in the debentures and a purchaser of a capital security acquires a capital security for less than its issue price (or a capital security’s “revised issue price,” if the capital securities are treated as being issued with OID), the capital security will be treated as acquired with “market discount.” However, market discount with respect to a capital security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a capital security if it is less than the product of (1) 0.25% of the purchaser’s pro rata share of the “stated redemption price at maturity” of the debentures multiplied by (2) the number of complete years of maturity of such debentures after the date of purchase. If the debentures are treated as being sold with OID, the application of the market discount rules to the capital securities upon the sale of a capital security is unclear to the extent we make periodic cash payments of interest. You should consult with your own tax advisors with respect to whether market discount will be created upon the sale or other disposition of a capital security.

The purchaser of capital securities with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption, repayment or other disposition of all or part of the capital securities as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such capital securities to the maturity date of the capital securities, unless the holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

A holder who has acquired a capital security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the capital security to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a capital security, including redemptions, a holder may make an election to include market discount in income as it accrues on all market discount instruments acquired by the holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply. Any election of this nature may not be revoked without the IRS’s consent.

Receipt of Debentures or Cash Upon Liquidation of the Trust

First Midwest has the right under certain circumstances to liquidate the Trust and cause the debentures to be distributed to the holders of the trust securities. Under current law, a distribution of debentures, for U.S. federal income tax purposes, will generally be treated as a nontaxable event to each owner of trust securities, and each such owner will have an aggregate tax basis in the debentures equal to such owner’s aggregate tax basis in its capital securities immediately prior to the distribution. An owner’s holding period in the debentures so received in liquidation of the Trust will include the period during which the capital securities were owned by such owner. If, however, the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the debentures would constitute a taxable event to both the Trust and the owners of capital securities and an owner’s holding period in debentures would begin on the date such debentures were received.

Under certain circumstances described herein (see “Description of Capital Securities”), the debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their capital securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed capital securities, and an owner of capital securities would recognize gain or loss as if it sold such redeemed capital securities for cash. See “—Sales of Capital Securities” below.

Sales of Capital Securities

An owner who sells capital securities (including a redemption of the capital securities either on the stated maturity date or upon a redemption by First Midwest) will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of such capital securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). An owner’s adjusted tax basis in the capital securities generally will be its initial purchase price increased by OID (if any) previously includable in such owner’s gross income to the date of disposition and decreased by payments (if any) received on the capital securities in respect of OID. Gain or loss on a sale of capital securities generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

If interest payments on the debentures are deferred, the capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying debentures. An owner who uses the accrual method of accounting for tax purposes (and a cash method owner, because the debentures will be treated as issued with OID upon the deferral of interest) who disposes of the owner’s capital securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income (i.e., interest or OID, as the case may be), and to add such amount to such owner’s adjusted tax basis in such owner’s pro rata share of the underlying debentures deemed disposed of. To the extent the selling price is less than the owner’s adjusted tax basis (which will include all accrued but unpaid interest), an owner will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes. A “U.S. Holder” is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the U.S. or any State thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the Trust.

In general, the United States imposes a tax of 30 percent on payments of interest from U.S. sources to Non-U.S. Holders. Under present U.S. federal income tax laws: (i) payments by the Trust or any of its paying agents to any Non-U.S. Holder of a capital security will not be subject to U.S. federal withholding tax; provided that, (a) the beneficial owner of the capital security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of First Midwest entitled to vote, (b) the beneficial owner of the capital security is not a bank, a controlled foreign corporation that is related to First Midwest through stock ownership or a partner of First Midwest, and (c) either (A) the beneficial owner of the capital security certifies to the Trust or its agent on an IRS Form W-8 (or a substantially similar form), under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address as well as a certification that the Non-U.S. Holder meets the above requirements or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”), and holds the capital security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such certifications have been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof, and (ii) a Non-U.S. Holder of a capital security will generally not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a capital security.

A Non-U.S. Holder who owns capital securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the debentures.

Effect of Possible Changes in Tax Laws

Congress and various Presidential administrations have considered certain proposed tax law changes in the past that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations depending on their terms. Although these proposed tax law changes have not been enacted into law, there can be no assurance that tax law changes will not be introduced which, if enacted after the date hereof, may adversely affect the U.S. federal income tax deductibility of interest payable on the debentures. Accordingly, there can be no assurance that a tax-related Special Event Redemption will not occur.

Information Reporting to Holders

Generally, income on the capital securities will be reported to holders on Forms 1099, which forms should be mailed to holders of capital securities by January following each calendar year.

Backup Withholding

Payments made on, and proceeds from the sale of, the capital securities may be subject to a “backup” withholding tax of 28 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder’s United States federal income tax, provided the necessary information is provided to the IRS.

Exchange of Capital Securities and Debentures

The exchange of the original capital securities for the exchange capital securities, and the exchange of the original debentures for the exchange debentures, should not be taxable events. Because the Trust should constitute a grantor trust for federal income tax purposes, each owner of capital securities should, in substance, be treated as owning an undivided interest in the assets of the Trust. The exchange of the original capital securities for the exchange capital securities will not change that ownership interest. Moreover, the exchange of the debentures should not constitute a taxable exchange, because the exchange debentures will not differ materially in kind or extent from the original debentures and, even if they did differ, the exchange should qualify as a recapitalization. Accordingly, an owner of capital securities should not recognize any gain or loss on the exchanges, the issue price of the exchange debentures should be the same as the issue price of the original debentures, and each owner’s adjusted tax basis and holding period for the exchange capital securities should be the same as for the original capital securities immediately before the exchange.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

ERISA CONSIDERATIONS

First Midwest, the obligor with respect to the debentures held by the Trust, and its affiliates and the Property Trustee may be considered a “party in interest” (within the meaning of ERISA) or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans (“Plans”) that are subject to ERISA. Any person proposing to acquire capital securities with assets of any plan should consult with its counsel. The purchase and/or holding of capital securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which First Midwest, the property trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such capital securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the capital securities, was deemed to have represented and warranted that its purchase and holding of the capital securities is not prohibited by either Section 406 of ERISA or Section 4975 of the Code or is exempt from any such prohibition and to have directed the Trust to invest in the debentures and to have appointed the Property Trustee.

A Plan fiduciary should consider whether the purchase or holding of capital securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan’s governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of Section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA, provided the Property Trustee acknowledges in writing that it is a fiduciary with respect to the Plan. Further, prior to an Event of Default with respect to the debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

Neither the Trust, First Midwest, the Property Trustee or any other person makes any representation that the capital securities meet all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities received by it in exchange for outstanding capital securities where such outstanding capital securities were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange capital securities by participating broker-dealers. Exchange capital securities received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange capital securities. Any participating broker-dealer that resells the exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding capital securities. The outstanding capital securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange capital securities by holders who are entitled to participate in this exchange offer. The holders of outstanding capital securities, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to the outstanding capital securities.

The exchange capital securities will constitute a new issue of securities with no established trading market. We do not intend to list the exchange capital securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of any shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange capital securities or as to the liquidity of the trading market for the exchange capital securities. If a trading market does not develop or is not maintained, holders of the exchange capital securities may experience difficulty in reselling the exchange capital securities or may be unable to sell them at all. If a market for the exchange capital securities develops, any such market may be discontinued at any time.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the exchange capital securities have been passed upon on behalf of First Midwest by Richards, Layton & Finger, P.A., special Delaware counsel to First Midwest. The validity of the exchange debentures and the exchange capital securities guarantee and certain matters relating thereto have been passed upon for First Midwest by Chapman and Cutler LLP, Chicago, Illinois.

INDEPENDENT AUDITORS

The financial statements of First Midwest and its consolidated subsidiaries as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003 incorporated in this prospectus by reference from First Midwest’s 2003 Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing therein.

FIRST MIDWEST CAPITAL TRUST I

$125,000,000

6.95% SERIES B CAPITAL SECURITIES

FULLY AND UNCONDITIONALLY

GUARANTEED TO THE EXTENT

DESCRIBED HEREIN BY

First Midwest Bancorp, Inc.

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

First Midwest Bancorp, Inc. (“First Midwest”) is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article Six of the Restated Certificate of Incorporation of First Midwest provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

Article Six of the Amended and Restated By-laws of First Midwest provides that, to the extent permitted by Delaware General Corporation Law, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

Under the Declaration of Trust of the Trust, First Midwest has agreed to indemnify the administrative trustees and their affiliates, officers, directors, shareholders and agents, against losses incurred because such persons are administrative trustees, or affiliates or agents of administrative trustees, in similar fashion to the indemnification by First Midwest of its own directors, officers and employees as described in the preceding two paragraphs. First Midwest has also agreed to indemnify the property trustee, the Delaware trustee, and their officers, directors, shareholders, and agents for such trustees, and to hold each harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such persons) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust under the Declaration of Trust. This indemnification includes the costs and expenses (including reasonable legal fees and expenses) of defending such persons against, or investigating any claim or liability in connection with, the exercise or performance of any of such persons’ powers or duties under the Declaration of Trust.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21.	Exhibits.

The following exhibits are filed as part of this Registration Statement on Form S-4. Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K.

EXHIBIT NO.	DESCRIPTION

3.1	Restated Certificate of Incorporation of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 3 to First Midwest Bancorp Inc.’s quarterly report on Form 10-Q dated March 31, 2002).

3.2	Restated Bylaws of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2002).

4.1	Indenture of First Midwest Bancorp, Inc. relating to the Debentures (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.2	Form of Certificate of Exchange Debenture (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.3	Form of Certificate of Original Debenture (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.4	Certificate of Trust of First Midwest Capital Trust I.

4.5	Amended and Restated Declaration of Trust of First Midwest Capital Trust I (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.6	Form of Common Security (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.7	Form of Exchange Capital Security Certificate (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.8	Form of Certificate of Original Capital Security (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.9	Original Guarantee of First Midwest Bancorp, Inc. relating to the Original Capital Securities (incorporated by reference to Exhibit 4.6 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.10	Form of Exchange Guarantee of First Midwest Bancorp, Inc. relating to the Exchange Capital Securities (incorporated by reference to Exhibit 4.6 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.11	Registration Rights Agreement among First Midwest Bancorp, Inc., First Midwest Capital Trust I and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

5.1	Opinion of Chapman and Cutler LLP, as to the validity of the Exchange Debentures and Exchange Guarantee.

5.2	Opinion of Richards, Layton & Finger P.A. as to validity of the Exchange Capital Securities.

8.1	Opinion of Chapman and Cutler LLP, as to certain federal income tax matters.

EXHIBIT NO.	DESCRIPTION

12	Computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

21	Subsidiaries of First Midwest Bancorp, Inc. (incorporated herein by reference to Exhibit 21 to First Midwest Bancorp, Inc.’s annual report on Form 10-K filed dated December 31, 2003).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24	Power of Attorney of certain officers and Directors of First Midwest Bancorp, Inc. and the Administrative Trustees of First Midwest Capital Trust I (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Declaration of Trust of First Midwest Capital Trust I.

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of First Midwest Capital Trust I.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Exchange Agent Agreement of First Midwest Capital Trust I and Wilmington Trust Company.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Client Letter.

All exhibits	have been filed previously.

Item 22.	Undertakings.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrants of expenses incurred or paid by a director, officer of controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1) (i) and (1) (iii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 of that incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois on the 27th day of April, 2004.

FIRST MIDWEST BANCORP, INC.

By	/s/ JOHN M. O’MEARA

John M. O’Meara, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Robert P. O’Meara	Chairman of the Board	April 27, 2004

/s/ JOHN M. O’MEARA John M. O’Meara	President, Chief Executive Officer and Director	April 27, 2004

/s/ MICHAEL L. SCUDDER Michael L. Scudder	Executive Vice President and Chief Financial Officer (principal accounting and financial officer)	April 27, 2004

* Vernon A. Brunner	Director	April 27, 2004

* Bruce S. Chelberg	Director	April 27, 2004

* O. Ralph Edwards	Director	April 27, 2004

* Joseph W. England	Director	April 27, 2004

* Brother James Gaffney, FSC	Director	April 27, 2004

SIGNATURE	TITLE	DATE

* Thomas M. Garvin	Director	April 27, 2004

* Patrick J. McDonnell	Director	April 27, 2004

* John L. Sterling	Director	April 27, 2004

* J. Stephen Vanderwoude	Director	April 27, 2004

*By:	/s/ MICHAEL L. SCUDDER

Michael L. Scudder Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement on Form S-4, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 27th day of April, 2004.

FIRST MIDWEST CAPITAL TRUST I

By	/s/ MICHAEL L. SCUDDER

Michael L. Scudder Administrative Trustee

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons on behalf of First Midwest Capital Trust I and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MICHAEL L. SCUDDER Michael L. Scudder	Administrative Trustee	April 27, 2004

/s/ JAMES P. HOTCHKISS James P. Hotchkiss	Administrative Trustee	April 27, 2004

/s/ STEVEN H. SHAPIRO Steven H. Shapiro	Administrative Trustee	April 27, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Restated Certificate of Incorporation of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 3 to First Midwest Bancorp Inc.’s quarterly report on Form 10-Q dated March 31, 2002).

3.2	Restated Bylaws of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2002).

4.1	Indenture of First Midwest Bancorp, Inc. relating to the Debentures (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp. Inc.’s annual report on Form 10-K dated December 31, 2003).

4.2	Form of Certificate of Exchange Debenture (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp. Inc.’s annual report on Form 10-K dated December 31, 2003).

4.3	Form of Certificate of Original Debenture (incorporated by reference on Exhibit 4.5 to First Midwest Bancorp. Inc.’s annual report on Form 10-K dated December 31, 2003).

4.4	Certificate of Trust of First Midwest Capital Trust I.

4.5	Amended and Restated Declaration of Trust of First Midwest Capital Trust I (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.6	Form of Common Security (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.7	Form of Exchange Capital Security Certificate (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.8	Form of Certificate of Original Capital Security (incorporated by reference to Exhibit 4.4 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.9	Original Guarantee of First Midwest Bancorp, Inc. relating to the Original Capital Securities (incorporated by reference to Exhibit 4.6 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.10	Form of Exchange Guarantee of First Midwest Bancorp, Inc. relating to the Exchange Capital Securities (incorporated by reference to Exhibit 4.6 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

4.11	Registration Rights Agreement among First Midwest Bancorp, Inc., First Midwest Capital Trust I and the Initial Purchasers (incorporated by reference to Exhibit 4.3 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

5.1	Opinion of Chapman and Cutler LLP, as to the validity of the Exchange Debentures and Exchange Guarantee.

5.2	Opinion of Richards, Layton & Finger P.A. as to validity of the Exchange Capital Securities.

8.1	Opinion of Chapman and Cutler, LLP, as to certain federal income tax matters.

12	Computation of Consolidated Ratio of Earnings to Fixed Charges. (incorporated by reference to Exhibit 12 to First Midwest Bancorp, Inc.’s annual report on Form 10-K dated December 31, 2003).

EXHIBIT NO.	DESCRIPTION
21	Subsidiaries of First Midwest Bancorp, Inc. (incorporated herein by reference to Exhibit 21 to First Midwest Bancorp, Inc.’s annual report on Form 10-K filed dated December 31, 2003).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24	Power of Attorney of certain officers and Directors of First Midwest Bancorp, Inc. and the Administrative Trustees of First Midwest Capital Trust I (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Declaration of Trust of First Midwest Capital Trust I.

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of First Midwest Capital Trust I.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Exchange Agent Agreement of First Midwest Capital Trust I and Wilmington Trust Company.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Client Letter.

All exhibits have been filed previously.